SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

AcelRx Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

ACELRX PHARMACEUTICALS, INC.

Address of principal office prior to May 1, 2021	Address of principal office beginning May 1, 2021
351 Galveston Drive	25821 Industrial Boulevard, Suite 400
Redwood City, CA 94063	Hayward, CA 94545
650-216-3500	650-216-3500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 17, 2021

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of ACELRX PHARMACEUTICALS, INC., a Delaware corporation, or the Company. The meeting will be held on Thursday, June 17, 2021 at 10:00 a.m. Pacific Daylight Time virtually via the Internet at www.virtualshareholdermeeting.com/ACRX21 (the “Annual Meeting”). At the Annual Meeting, you will be asked to consider and vote upon the following proposals:

1.	To elect the three nominees named in the accompanying proxy statement as Class I directors, to hold office until the 2024 Annual Meeting of Stockholders.

2.	To ratify the appointment of OUM & Co. LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.

3.	To participate in an advisory vote to approve the compensation of the named executive officers;

4.	To approve the Company’s Amended and Restated 2020 Equity Incentive Plan; and

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement that accompanies this notice.

In accordance with rules established by the Securities and Exchange Commission, we are providing you access to our proxy materials over the Internet. Accordingly, we plan to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders on or about April 23, 2021. The Notice will describe how to access and review our proxy materials, including our proxy statement and annual report on Form 10-K. The Notice as well as the printed copy of proxy cards will also describe how you may submit your proxy via the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available in electronic form during the Annual Meeting at the following URL: www.virtualshareholdermeeting.com/ACRX21 and will be accessible during normal business hours for ten days prior to the meeting at our principal place of business, 25821 Industrial Boulevard, Suite 400, Hayward, CA 94545.

The record date for the Annual Meeting is April 19, 2021. Only stockholders of record at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at www.virtualshareholdermeeting.com/ACRX21. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/ACRX21. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible.

By Order of the Board of Directors

/s/ Adrian Adams
Adrian Adams
Chairman

Redwood City, CA

April 23, 2021

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held
on Thursday, June 17, 2021 at 10:00 a.m. Pacific Daylight Time.

The proxy statement, notice and annual report to stockholders are available at www.proxyvote.com.

Whether or not you expect to attend the Annual Meeting, please vote by telephone or the Internet as instructed in these materials, or if you request or we deliver to you a proxy card in the mail, you may complete, date, sign and return that proxy. Regardless of the method used, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may also vote through our virtual web conference if you attend the Annual Meeting, even if you have voted by proxy.

ACELRX PHARMACEUTICALS, INC.

Address of principal office prior to May 1, 2021	Address of principal office beginning May 1, 2021
351 Galveston Drive	25821 Industrial Boulevard, Suite 400
Redwood City, CA 94063	Hayward, CA 94545
650-216-3500	650-216-3500

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials(the “Notice”), because the Board of Directors(the “Board”), of AcelRx Pharmaceuticals, Inc. (the “Company” or “AcelRx”), is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 23, 2021 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 3, 2021.

How do I attend the Annual Meeting?

Stockholders as of the record date and/or their authorized representatives are permitted to attend our Annual Meeting. The Annual Meeting will be held on Thursday, June 17, 2021 at 10:00 a.m. Pacific Daylight Time virtually via the Internet at www.virtualshareholdermeeting.com/ACRX21. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at www.virtualshareholdermeeting.com/ACRX21.

Why a Virtual-Only Online Meeting?

In light of the continuing coronavirus pandemic and limitations on gatherings instituted by local and state government officials, we will conduct the Annual Meeting virtually via the Internet to facilitate stockholder attendance and participation. The virtual format for the Annual Meeting will enhance stockholder access by allowing our stockholders to participate fully, and equally, from any location around the world at no cost. Stockholder rights are not affected. The virtual meeting format will enhance, rather than constrain, stockholder access, participation, and communication because the online format allows stockholders to communicate with us during the Annual Meeting so they can ask questions of our Board, management, and a representative from our independent registered public accounting firm. During the live Q&A session, we will answer appropriate questions as they come in, as time permits. We will re-assess the benefits of a virtual-only meeting in the future once the coronavirus pandemic subsides. Given the above listed factors, and the fact that no stockholders attended our physical annual meeting last year, we feel a virtual-only meeting is the right choice for AcelRx and its stockholders at this time.

What happens if there are technical difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please refer to the technical support information located at www.virtualshareholdermeeting.com/ACRX21 or call 844-976-0738 (U.S.) or 303-562-9301 (International).

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 19, 2021 will be entitled to vote at the Annual Meeting. On this record date, there were 119,102,999 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted on.

Stockholder of Record: Shares Registered in Your Name

If on April 19, 2021 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote by proxy or vote at the Annual Meeting by going to www.virtualshareholdermeeting.com/ACRX21 and following the instructions regarding voting. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 19, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. Beneficial holders who attend the Annual Meeting may also vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/ACRX21 and following the instructions regarding voting.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of the three Class I directors named in this proxy statement (Proposal 1);

•	Ratification of appointment of OUM & Co. LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021 (Proposal 2);

•	Advisory vote to approve the compensation of the Company’s named executive officers (Proposal 3); and

•	Approval of the Company’s Amended and Restated 2020 Equity Incentive Plan (Proposal 4).

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“For” each of the nominees named below for Class I director to hold office until the 2024 Annual Meeting of stockholders (Proposal 1).

•	“For” the ratification of appointment of OUM & Co. LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021 (Proposal 2).

•	“For” approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement (Proposal 3).

•	“For” approval of the Company’s Amended and Restated 2020 Equity Incentive Plan (Proposal 4).

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or “Abstain” from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting by going to www.virtualshareholdermeeting.com/ACRX21 and following the instructions regarding voting or vote by proxy (i) over the telephone, (ii) through the Internet or (iii) using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote by going to www.virtualshareholdermeeting.com/ACRX21 and following the instructions regarding voting even if you have already voted by proxy.

•	To vote at the Annual Meeting, go to www.virtualshareholdermeeting.com/ACRX21 and follow the instructions regarding voting.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m., Eastern Daylight Time on June 16, 2021 to be counted.

•

To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m., Eastern Daylight Time on June 16, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instruction from that organization rather than from AcelRx. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Beneficial holders who attend the Annual Meeting may also vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/ACRX21 and following the instructions regarding voting.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 19, 2021.

What if I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote through the Internet, by telephone, by completing a proxy card that may be delivered to you, or at the Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares held in “street name” and you do not provide the organization that holds your shares with specific instructions, the organization that holds your shares may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Accordingly, if the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When our inspector of elections tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted toward the vote total for any proposal. We encourage you to provide voting instructions to the organization that holds your shares to ensure that your vote is counted on all proposals.

Which proposals are considered “routine” or “non-routine”?

The ratification of the appointment of OUM & Co. LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021 (Proposal 2) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore broker non-votes are not expected on Proposal 2.

The election of directors (Proposal 1), the advisory vote on the compensation of our named executive officers (Proposal 3), and the approval of the Company’s Amended and Restated 2020 Equity Incentive Plan (Proposal 4) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore we expect broker non-votes on Proposals 1, 3, and 4.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Certain of the Company’s directors, officers and employees may participate in the solicitation of proxies, including electronically or by mail or telephone, without additional compensation.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•

You may send a timely written notice that you are revoking your proxy to AcelRx’s Secretary at (i) prior to May 1, 2021, 351 Galveston Drive, Redwood City, CA 94063, or (ii) beginning on May 1, 2021, 25821 Industrial Boulevard, Suite 400, Hayward, CA 94545.

•	You may attend the Annual Meeting and vote. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes and, with respect to the other proposals, votes “For” and “Against” and abstentions. Broker non-votes have no effect and will not be counted towards the vote total for the Proposals.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholders vote on executive compensation. Of the four proposals, only Proposal No. 2, the ratification of the selection by the Audit Committee of the Board (the “Audit Committee”), of OUM & Co. LLP as the independent registered accounting firm of AcelRx for its fiscal year ending December 31, 2021 is a “routine” matter; the other proposals are “non-routine.”

How many votes are needed to approve each proposal?

•

Proposal No. 1: For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.

•

Proposal No. 2: Ratification of the appointment of OUM & Co. LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2021, must receive “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

•

Proposal 3: The advisory approval of the compensation of our named executive officers must receive “For” votes from the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting in order to be approved, although such vote will not be binding on us. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will not be counted as votes cast and will have no effect.

•

Proposal 4: Approval of the Company’s Amended and Restated 2020 Equity Incentive Plan, must receive “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote at the Annual Meeting in order to be approved. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 119,102,999 shares outstanding and entitled to vote. Thus, the holders of 59,551,500 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chairman of the Board or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 24, 2021 to AcelRx’s Secretary at (i) prior to May 1, 2021, 351 Galveston Drive, Redwood City, CA 94063, or (ii) beginning on May 1, 2021, 25821 Industrial Boulevard, Suite 400, Hayward, CA 94545. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must provide specified information to AcelRx’s Secretary at 25821 Industrial Boulevard, Suite 400, Hayward, CA 94545 between February 17, 2022 and March 19, 2022, unless the date of our 2022 annual meeting of stockholders is before May 18, 2022 or after July 17, 2022, in which case such proposals shall be submitted no earlier than 120 days prior to the 2022 annual meeting of stockholders and no later than the later of (i) 90 days before the 2022 annual meeting of stockholders or (ii) ten days after notice of the date of the 2022 annual meeting of stockholders is publicly given. You are also advised to review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

Proposal 1

Election Of Directors

Classified Board

Our Board is divided into three classes, each of which consists of three directors. Each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has nine members. There are three directors in the class whose term of office expires in 2021. All of the nominees are current directors of the Company. Each of the nominees listed below were previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2024 Annual Meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each director is expected to attend the Annual Meeting in accordance with our Corporate Governance Guidelines.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by AcelRx. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any of the nominees will be unable to serve.

The following is a brief biography of each nominee. The biographies below also include a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), and the Board to conclude, as of the date of this proxy statement, that each nominee for Class I director should continue to serve as a director.

Class I Nominees For Election For a Three-Year Term Expiring at the 2024 Annual Meeting

Adrian Adams, age 70, has served as our Chairman since February 2013. Since January 2020, Mr. Adams has also served as Chairman of the board of directors of Impel NeuroPharma, Inc., a private specialty pharmaceutical company, and in May 2020 he took on the additional role of Chief Executive Officer. In addition, Mr. Adams has served as Chairman of the board of directors of Akebia Therapeutics, Inc., a specialty publicly traded pharmaceutical company, since December 2018. Previously, Mr. Adams served as Chief Executive Officer of Aralez Pharmaceuticals, Inc., a specialty pharmaceutical company, after the merger between Pozen, Inc. and Tribute Pharmaceuticals Canada, Inc. in February 2016 to January 2019 and served as a member of the board of directors from February 2016 to April 2019. Prior to that, from May 2015 to January 2016, Mr. Adams served as Chief Executive Officer and a member of the board of directors of Pozen, Inc. Mr. Adams served as Chief Executive Officer and President of Auxilium Pharmaceuticals Inc., a specialty biopharmaceutical company, from December 2011 until January 2015, when it was acquired by Endo International plc. Prior to joining Auxilium, from September 2011 until November 2011, Mr. Adams served as Chairman and Chief Executive Officer of Neurologix, a company focused on development of multiple innovative gene therapy development programs. Before Neurologix, Mr. Adams served as President and Chief Executive Officer of Inspire Pharmaceuticals, Inc., where he oversaw the commercialization and development of prescription pharmaceutical products and led the company through a strategic acquisition by global pharmaceutical leader Merck & Co., Inc. in May 2011. Prior to Inspire, Mr. Adams served as President and Chief Executive Officer of Sepracor Inc. from December 2006 until February 2010, when it was acquired by Dainippon Sumitomo Pharma Co. Prior to joining Sepracor, Mr. Adams was President and Chief Executive Officer of Kos Pharmaceuticals, Inc. from 2002 until the acquisition of the company by Abbott Laboratories in December 2006. Mr. Adams graduated from the Royal Institute of Chemistry at Salford University in the U.K. Mr. Adams has extensive national and international experience and has been instrumental in launching major global brands in addition to driving successful corporate development activities encapsulating financing, product and company acquisitions, in-licensing and company M&A activities, all of which provide him with the qualifications and skills to serve as a director.

Richard Afable, M.D., age 67, has served as our director since December 2013. Dr. Afable has served as trustee of Chapman University since March 2017, of Providence St. Joseph Health since January 2018, and he is the immediate past chair of the California Hospital Association. From July 2016 through December 2017, Dr. Afable has served as Executive Vice President and Chief Executive, Southern California, for Providence St. Joseph Health. From February 2013 to July 2016, Dr. Afable served as the Chief Executive Officer of Covenant Health Network, based in Irvine, California, a non-profit healthcare delivery system formed through the affiliation of Hoag Memorial Hospital Presbyterian and St. Joseph Health System. Prior to Covenant Health Network, Dr. Afable served as the President and Chief Executive of Hoag Memorial Hospital Presbyterian from 2005 to 2013. Prior to Hoag Memorial Hospital Presbyterian, Dr. Afable served as the Chief Medical Officer of Catholic Health East from 1999 to 2005. He earned a B.S. in biology, an M.D. degree from Loyola University of Chicago, and a Master’s in Public Health from the University of Illinois at Chicago. Dr. Afable’s scientific, financial and business expertise, including his experience as an executive officer in the health care industry, provides him with the qualifications and skills to serve as a director.

Mark G. Edwards, age 63, has served as our director since September 2011. Mr. Edwards is Managing Director of Bioscience Advisors Inc., a biopharmaceutical consulting firm he founded in 2011. Since February 2017, Mr. Edwards has also served on the board of directors of Scripps Research Institute, a non-profit medical research facility. Since December 2019, Mr. Edwards has also served on the board of directors of ProLynx, LLC, a private biotech company, and since August 2020, he has served on the board of directors of First Point Volleyball Foundation, a non-profit entity. From July 2008 until December 2010, he was Managing Director and a Principal of Deloitte Recap LLC, a wholly-owned subsidiary of Deloitte Touche Tohmatsu, an audit and financial consulting services firm. Mr. Edwards was previously the Managing Director and founder of Recombinant Capital, Inc. (Recap), a consulting and database firm based in Walnut Creek, California, from 1988 until the sale of Recap to Deloitte in 2008. Prior to founding Recap in 1988, Mr. Edwards was Manager of Business Development at Chiron Corporation, a biotechnology company. He received his B.A. and M.B.A. degrees from Stanford University. Mr. Edwards’ financial and business expertise, including his background as a business advisor to pharmaceutical and biotechnology companies, provides him with the qualifications and skills to serve as a director.

The Board Of Directors Recommends

A Vote In Favor Of Each Named Nominee.

Set forth below is a brief biography of each continuing director comprising the remainder of the Board with terms expiring as shown, including their ages, and information furnished by them as to principal occupations and public company directorships held by them. The biographies below also include a discussion of the specific experience, qualifications, attributes or skills of each continuing director that led the Nominating and Corporate Governance Committee and the Board to conclude, as of the date of this Proxy Statement, that the applicable director should continue to serve as a director.

Class II Directors Continuing in Office Until the 2022 Annual Meeting

Vincent J. Angotti, age 53, has served as our director and Chief Executive Officer since March 2017. From 2015 to 2016, Mr. Angotti was Chief Executive Officer and Director of XenoPort, Inc., a biopharmaceutical company that was acquired by Arbor Pharmaceuticals, LLC in 2016. Prior to that, from 2008 to 2015, Mr. Angotti held various roles at Xenoport, including Executive VP and Chief Operating Officer from 2012 to 2015, and Senior Vice President and Chief Commercialization Officer from 2008 to 2012. Prior to joining XenoPort, from 2001 to 2008, Mr. Angotti held several senior sales and marketing positions at Reliant Pharmaceuticals, Inc., a pharmaceutical company that was acquired by GlaxoSmithKline in 2007, the most recent of which was senior vice president of sales and marketing. Mr. Angotti began his career in the life sciences industry at Novartis Pharmaceuticals Corp., where he worked from 1991 until 2001 in sales and operations positions, most recently as executive director, field operations. He holds a Bachelor of Science with a concentration in business management from Cornell University and a Masters of Business Administration with honors from Columbia University. Mr. Angotti’s role as our Chief Executive Officer, his business expertise and his prior leadership roles in pharmaceutical companies provides him with the qualifications and skills to serve as a director.

Stephen J. Hoffman, M.D., Ph.D., age 67, has served as our director since February 2010. Dr. Hoffman served as Chief Executive Officer and Director of Aerpio Pharmaceuticals, Inc., from December 2017 to October 2019. Prior to that, Dr. Hoffman had been a Senior Advisor to PDL BioPharma, Inc. beginning in February 2014. Prior to that, he served as a managing director at Skyline Ventures, a venture capital firm, from May 2007 until February 2014. From January 2003 to March 2007, Dr. Hoffman was a general partner at TVM Capital, a venture capital firm. From 1994 to 2012, Dr. Hoffman served as President, Chief Executive Officer and a director of Allos Therapeutics, a biopharmaceutical company; and served as chairman of the board of directors from 2002 until its acquisition by Spectrum Pharmaceuticals in 2012. Dr. Hoffman currently serves on the board of directors of Dicerna Pharmaceuticals, Inc. and Palleon Pharmaceuticals, Inc. Dr. Hoffman holds a Ph.D. in chemistry from Northwestern University and an M.D. from the University of Colorado, School of Medicine. Dr. Hoffman’s scientific, financial and business expertise, including his diversified background as an executive officer and investor in public pharmaceutical companies, provides him with the qualifications and skills to serve as a director.

Pamela P. Palmer, M.D., Ph.D., age 58, has served as our director and Chief Medical Officer since she co-founded the company in July 2005. Dr. Palmer was Director of UCSF PainCARE-Center for Advanced Research and Education from 2005 to 2009, and was Medical Director of the UCSF Pain Management Center from 1999 to 2005. Dr. Palmer has previously been a consultant to Omeros Corporation, a biopharmaceutical company she co-founded in 1994. Dr. Palmer holds an M.D. from Stanford University and a Ph.D. from the Stanford Department of Neuroscience. Dr. Palmer’s extensive clinical and scientific experience in the treatment of acute and chronic pain as well as historical knowledge of our company provides her with the qualifications and skills to serve as a director.

Class III Directors Continuing in Office Until the 2023 Annual Meeting

Marina Bozilenko, age 55, has served as our director since March 2021. Ms. Bozilenko currently serves as a Strategic Advisor to William Blair & Company, L.L.C., a financial services company, a role she has held since February 2021. Prior to this, she was Managing Director/Partner and Head of Biotechnology and Pharma at William Blair since January 2010. Prior to her position at William Blair, Ms. Bozilenko was a Principal at Kidd & Company, LLC, an investment firm, between August 2008 and January 2010. Prior to Kidd & Company, Ms. Bozilenko was Senior Managing Director at Bear, Stearns & Co. Inc., an investment bank, from April 2003 to January 2008, Managing Director at Banc of America Securities, LLC, an investment bank, between March 2000 and April 2003, Managing Director and Head of West Coast Healthcare Investment Banking at Prudential Vector Health Care Group, a brokerage firm, between July 1999 and March 2000, and held multiple positions of increasing responsibility including Managing Director and Head of West Coast at Vector Securities International, Inc., a brokerage firm, between March 1988 and July 1999. She is a member of the board of directors of Biothea Pharma, Inc., a private biotechnology company. Between January 2010 and March 2020, Ms. Bozilenko served on the board of directors of Olema Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company. Ms. Bozilenko received her B.A. in Molecular Biology and Biochemistry and M.A. in Economic History from the University of Chicago. Ms. Bozilenko’s financial and business expertise, including her diversified background in finance and business development, provides her with the qualifications and skills to serve as a director.

Howard B. Rosen, age 63, served as our Chief Executive Officer from April 1, 2016 until March 5, 2017, as our interim Chief Executive Officer from April 1, 2015 until March 31, 2016, and has served as our director since 2008. Since 2008, Mr. Rosen has served as a consultant to several companies in the biotechnology industry. He has also served as a lecturer at Stanford University in Chemical Engineering since 2008 and in Management since 2011. Mr. Rosen served as interim President and Chief Executive Officer of Pearl Therapeutics, Inc., a company focused on developing treatments for chronic respiratory diseases, from June 2010 to March 2011. From 2004 to 2008, Mr. Rosen was Vice President of Commercial Strategy at Gilead Sciences, Inc., a biopharmaceutical company. Mr. Rosen was President of ALZA Corporation, a pharmaceutical and medical systems company that merged with Johnson & Johnson, a global healthcare company, in 2001, from 2003 until 2004. Prior to that, from 1994 until 2003, Mr. Rosen held various positions at ALZA Corporation. Mr. Rosen is also a member of the board of directors of Kala Pharmaceuticals, Inc., a publicly traded biotechnology company, twoXAR Pharmaceuticals, Inc. and Entrega, Inc., both of which are private biotechnology companies, and Hammerton, Inc., a decorative lighting company. Mr. Rosen previously served as chairman of the board of directors of Alcobra, Ltd., a public pharmaceutical company, from 2014 through 2017. Mr. Rosen holds a B.S. in Chemical Engineering from Stanford University, an M.S. in Chemical Engineering from the Massachusetts Institute of Technology and an M.B.A. from the Stanford Graduate School of Business. Mr. Rosen’s experience in the biopharmaceutical industry, including his specific experience with commercialization of pharmaceutical products, provides him with the qualifications and skills to serve as a director.

Mark Wan, age 55, has served as our director since August 2006. Mr. Wan is a founding managing director of Causeway Media Partners, a private investment firm, which was founded in 2013. Prior to Causeway, he was a founding general partner of Three Arch Partners, a venture capital firm. Prior to co-founding Three Arch Partners in 1993, Mr. Wan was a general partner at Brentwood Associates, a private equity firm from 1987 until 1993. Mr. Wan currently serves on the board of directors of Athlon Acquisition Corp., a blank check company. Between July 2013 and December 2020, Mr. Wan served on the board of directors of QT Vascular Ltd., a public Singapore-based medical device company. Mr. Wan holds a B.S. in Engineering from Yale University and an M.B.A. from the Stanford Graduate School of Business. Mr. Wan’s financial experience and extensive knowledge of our company provides him with the qualifications and skills to serve as a director.

Proposal 2

Ratification Of Appointment Of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed OUM & Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the appointment for ratification by the stockholders at the Annual Meeting. OUM & Co. LLP has audited the Company’s financial statements for the fiscal year ended December 31, 2020. OUM & Co. LLP was first appointed in fiscal 2015. Representatives of OUM & Co. LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of OUM & Co. LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the appointment of OUM & Co. LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of OUM & Co. LLP. Abstentions will be counted toward the tabulation of votes on this proposal and will have the same effect as “Against” votes.

Fees Billed By OUM & Co. LLP During Fiscal 2020 and 2019

The following table represents aggregate fees for the fiscal years ended December 31, 2020 and 2019 for professional services rendered by OUM & Co. LLP, our independent registered public accounting firm:

	Fiscal Year Ended
	2020	2019
Audit Fees	$609,155	$717,006
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$609,155	$717,006

Audit Fees: Consists of fees for professional services rendered for the audit of our financial statements and internal controls over financial reporting, review of interim financial statements and fees for assistance with registration statements filed with the SEC, comfort letters and services that are normally provided by OUM & Co. LLP in connection with statutory and regulatory filings or engagements. Fees for the 2020 audit and the 2020 quarterly reviews of financial statements were $466,000. Fees for the 2019 audit and the 2019 quarterly reviews of financial statements were $620,000.

Pre-Approval Policies and Procedures

Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis.

In connection with the audit of our 2021 financial statements, we entered into an engagement agreement with OUM & Co. LLP which sets forth the terms by which OUM & Co. LLP will perform audit and interim review services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The Board Of Directors Recommends

A Vote In Favor Of Proposal 2.

Proposal 3

Advisory Vote on Executive Compensation

At the 2019 Annual Meeting of Stockholders, the stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, the Company is again asking the stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles, strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment. We believe the mix of fixed and performance-based compensation, the terms of our cash bonus plan and the terms of long-term incentive compensation are all designed to enable AcelRx to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee of the Board (the “Compensation Committee”), and the Board believe that the design of the program, and hence the compensation awarded to our named executive officers under the current program, fulfills this objective.

The Compensation Committee actively reviews and assesses our executive compensation program in light of the highly competitive employment environment in the San Francisco Bay Area, the challenge of recruiting, motivating and retaining executive officers in an industry with much longer business cycles than other commercial industries, and evolving compensation governance and best practices. In reconciling these areas, the Compensation Committee strives to act in the long-term best interests of AcelRx and our stockholders and believes that AcelRx’s executive compensation programs are strongly aligned with the long-term interests of our stockholders. In determining whether to approve this proposal, the Compensation Committee believes that stockholders should consider the following:

•

Emphasis on Pay for Performance. For 2020, a significant portion of our executive officers’ total compensation was variable and at risk and tied directly to our measurable performance. The Compensation Committee believes that this structure, which puts a considerable proportion of executive officers’ total compensation “at risk,” contingent on appreciation of our common stock, achievement of specific corporate goals, and continued employment, strongly aligns the interests of our executive officers with those of our stockholders, ties their compensation to the most concrete measure of performance against critical corporate goals and promotes retention.

•

Peer Group Positioning. The Compensation Committee utilizes an independent compensation consultant to assess our executive compensation program, including total compensation and individual compensation elements, against peer group market data. For 2020, in consultation with our independent compensation consultant, Radford, an Aon Company (“Radford”), the Compensation Committee chose a peer group consisting of similarly-sized companies at a similar stage of development, of similar complexity, and comparable financial characteristics, with whom we may compete for talent. The Compensation Committee generally targeted our named executive officers’ 2020 base salary, annual incentive bonuses and employee benefits elements of our executives’ compensation to be at or near the 50th percentile of our peer group, and the long-term equity incentive element of our executives’ compensation to be at or near the 50th percentile of our peer group based on a blended long-term incentive value and percent of company basis.

•

Equity is a Key Component of Compensation and Aligns our Compensation Programs with the Long-Term Interests of our Stockholders.  Our option awards granted in 2020 only provide value as the market price of our stock increases and if the executive officer provides us with continuous services. Our restricted stock unit awards granted in 2020 provide value if the executive officer provides us with continuous services. Therefore, these awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value, maintain the competitiveness of our executive officers’ total compensation opportunity and encourage our executive officers to remain in the long-term employ of our Company.

•	Limited Personal Benefits. Our executive officers are eligible for the same benefits as non-executive, salaried employees, and do not receive any personal benefits.

•	No Tax Gross-Ups on Compensation. None of our executive officers receive tax related gross-ups on any element of compensation.

•

No Single-Trigger Change in Control Cash Benefits. We do not provide cash severance benefits to our executives upon a change of control, absent an actual termination of employment. We only provide single trigger vesting acceleration if unvested equity awards are not assumed by an acquirer in a change of control.

•

No Pension Plans, Post-Retirement Health Plans or Supplemental Deferred Compensation or Retirement Benefits. We do not offer any pension plans or post-retirement health benefits or provide our executive officers with any supplemental deferred compensation or retirement benefits.

We encourage our stockholders to read our Compensation Discussion and Analysis section of this proxy statement, where we describe our executive compensation philosophy and programs and detail how our compensation policies and procedures implement our executive compensation philosophy.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes on this proposal and will have the same effect as “Against” votes. Unless the Board decides to modify its policy regarding the frequency of soliciting say-on-pay votes, the next scheduled say-on-pay vote will be at the 2022 Annual Meeting of Stockholders.

The Board Of Directors Recommends

A Vote In Favor Of Proposal 3.

Proposal 4

Approval of the Company’s Amended and Restated 2020 Equity Incentive Plan

The AcelRx Pharmaceuticals, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) originally became effective on June 16, 2020 and was the successor to and continuation of the AcelRx Pharmaceuticals, Inc. 2011 Equity Incentive Plan, which we refer to as the “Prior Plan.”

On April 20, 2021, the Compensation Committee approved amending the 2020 Plan, subject to shareholder approval of this Proposal 4. We refer to the Amended and Restated 2020 Plan as amended by the Compensation Committee on April 20, 2021 as the “Amended 2020 Plan” throughout this Proxy Statement.

The Amended 2020 Plan contains the following material change from the 2020 Plan: the aggregate number of shares of common stock that may be issued under the Amended 2020 Plan, subject to adjustment for certain changes in our capitalization, is increased by an additional 4,300,000 shares over the aggregate number of shares of common stock that may be issued under the 2020 Plan, including a corresponding increase in the number of shares of our common stock that may be issued pursuant to the exercise of incentive stock options.

Why We Are Asking Our Stockholders to Approve the Amended 2020 Plan

We are seeking stockholder approval of the Amended 2020 Plan to increase the number of shares available for the grant of stock options, restricted stock unit awards and other awards, which will enable us to have a competitive equity incentive program to compete with our peer group for key talent.

Approval of the Amended 2020 Plan by our stockholders will allow us to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by the Board or Compensation Committee. The Amended 2020 Plan will also allow us to utilize a broad array of equity incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.

Requested Shares

If this Proposal 4 is approved by our stockholders, then subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2020 Plan will not exceed the sum of: (i) 4,300,000 new shares, (ii) 5,500,000 shares approved in connection with the original adoption of the 2020 Plan, and (iii) certain shares subject to outstanding awards granted under the Prior Plan that may become available for issuance under the 2020 Plan and Amended 2020 Plan, as such shares become available from time to time (as further described below in “Description of the Amended 2020 Equity Incentive Plan – Shares Available for Awards”).

Stockholder Approval

If this Proposal 4 is approved by our stockholders, the Amended 2020 Plan will become effective as of the date of the Annual Meeting. If our stockholders do not approve this Proposal 4, the 2020 Plan will continue to be effective in accordance with its current terms following the Annual Meeting.

Why You Should Vote to Approve the Amended 2020 Plan

Equity Awards Are an Important Part of Our Compensation Philosophy

The Board believes that the grant of equity awards is a key element underlying our ability to attract, retain and motivate our employees, directors and consultants because of the strong competition for highly trained and experienced individuals among companies in the biopharmaceutical and biotechnology industries. Therefore, the Board believes that the Amended 2020 Plan is in the best interests of our business and our stockholders and recommends a vote in favor of this Proposal 4.

The Amended 2020 Plan will allow us to continue to utilize equity awards as long-term incentives to secure and retain the services of our employees, directors and consultants, consistent with our compensation philosophy and common compensation practice for our industry. To date, equity awards have been a key aspect of our program to attract and retain key employees, directors and consultants. We believe the use of equity awards strongly aligns the interests of our employees with those of our stockholders by placing a considerable proportion of our employees’ total compensation “at risk” because it is contingent on the appreciation in value of our common stock and depends on the employees’ continuous service. In addition, we believe equity awards encourage employee ownership of our common stock and promote retention through the reward of long-term Company performance.

We Carefully Manage the Use of Equity Awards and Dilution is Reasonable

Our compensation philosophy reflects broad-based eligibility for equity awards, and we grant awards to substantially all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we are mindful to responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity awards necessary to attract, reward, and retain employees, directors and consultants.

Overhang

The following table provides certain information regarding our use of equity awards.

As of December 31, 2020
Total number of shares of common stock subject to outstanding stock options	12,813,022
Weighted-average exercise price of outstanding stock options	$3.20
Weighted-average remaining term of outstanding stock options	6.1 years
Total number of shares of common stock subject to outstanding full value awards	1,397,983
Total number of shares of common stock available for grant under our 2020 Plan	6,012,971

As of April 19, 2021
Total number of shares of common stock outstanding	119,102,999
Per-share closing price of common stock as reported on the Nasdaq Global Select Market	$1.20

The Size of Our Share Reserve Request Is Reasonable

If this Proposal 4 is approved by our stockholders, we will have approximately 7,401,607 shares available for grant after the Annual Meeting (accounting for the non-employee director grants we expect to make on the date of the Annual Meeting).

The Amended 2020 Plan Continues to Combine Compensation and Governance Best Practices

The Amended 2020 Plan continues to include provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:

●

Stockholder approval is required for additional shares. The Amended 2020 Plan does not contain an annual “evergreen” provision. The Amended 2020 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares.

●

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Amended 2020 Plan must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

●

Limit on non-employee director compensation. The aggregate value of all compensation granted or paid by us to any individual for service as a non-employee director with respect to any period commencing on the date of the annual stockholders meeting for a particular year and ending on the date of the annual stockholders meeting for the next subsequent year (such period, the “annual period”), including awards granted under the Amended 2020 Plan and cash fees paid to such non-employee director, will not exceed $500,000 in total value, or $750,000 in the case of compensation granted or paid to any individual for service as a non-employee director with respect to an annual period in which such individual is first appointed or elected to the Board. For purposes of these limitations, the value of any equity awards is calculated based on the grant date fair value of such awards for financial reporting purposes.

●

Restrictions on dividends. The Amended 2020 Plan provides that dividends or dividend equivalents may not be paid or credited to stock options or stock appreciation rights. In addition, with respect to any award other than a stock option or stock appreciation right, the Amended 2020 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to such award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

●

Vesting restrictions. No award granted under the Amended 2020 Plan may vest (or, if applicable, be exercisable) until at least twelve (12) months following the date of grant of the award; provided, however, that up to 5% of the share reserve may be subject to awards that do not meet such vesting (and, if applicable, exercisability) requirements.

●

No liberal change in control definition. The change in control definition in the Amended 2020 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the Amended 2020 Plan to be triggered.

●

No liberal share counting provisions. The following shares will not become available again for issuance under the Amended 2020 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of an award; (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an award; (iii) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of an award; and (iv) in the event that a stock appreciation right is settled in shares, the gross number of shares subject to such award.

●

Material amendments require stockholder approval. Consistent with Nasdaq rules, the Amended 2020 Plan requires stockholder approval of any material revisions to the Amended 2020 Plan. In addition, certain other amendments to the Amended 2020 Plan require stockholder approval.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the Amended 2020 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Description of the Amended 2020 Plan

The material features of the Amended 2020 Plan are described below. The following description of the Amended 2020 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2020 Plan. Stockholders are urged to read the actual text of the Amended 2020 Plan in its entirety, which is attached to this proxy statement as Appendix A.

Purpose

The Amended 2020 Plan is designed to secure and retain the services of our employees, non-employee directors and consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and our affiliates, and to provide a means by which such persons may be given an opportunity to benefit from increases in the value of our common stock. The Amended 2020 Plan is also designed to align employees’ interests with stockholder interests.

Types of Awards

The terms of the Amended 2020 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, and other awards.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2020 Plan will not exceed the sum of (i) 4,300,000 new shares (ii) 5,500,000 shares approved in connection with the original adoption of the 2020 Plan, and (iii) the Prior Plan’s Returning Shares (as defined below), as such shares become available from time to time.

The “Prior Plan’s Returning Shares” are shares of our common stock subject to outstanding awards granted under the Prior Plan that on or following the original effective date of the 2020 Plan: (i) are not issued because such award or any portion thereof expires or otherwise terminates without all of the shares covered by such award having been issued; (ii) are not issued because such award or any portion thereof is settled in cash; or (iii) are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares.

The following actions will not result in an issuance of shares of our common stock under the Amended 2020 Plan and accordingly will not reduce the number of shares of our common stock available for issuance under the Amended 2020 Plan: (i) the expiration or termination of any portion of an award granted under the Amended 2020 Plan without the shares covered by such portion of the award having been issued; or (ii) the settlement of any portion of an award granted under the Amended 2020 Plan in cash.

If any shares of our common stock issued pursuant to an award granted under the Amended 2020 Plan are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares, then such shares will become available again for issuance under the Amended 2020 Plan.

The following shares of our common stock will not become available again for issuance under the Amended 2020 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of an award granted under the Amended 2020 Plan or the Prior Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award); (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an award granted under the Amended 2020 Plan or the Prior Plan; (iii) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of an award granted under the Amended 2020 Plan or the Prior Plan; and (iv) in the event that a stock appreciation right granted under the Amended 2020 Plan or the Prior Plan is settled in shares, the gross number of shares subject to such award.

Eligibility

All of our (including our affiliates’) employees, non-employee directors and consultants are eligible to participate in the Amended 2020 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Amended 2020 Plan only to our (including our affiliates’) employees.

As of April 16, 2021, we (including our affiliates) had approximately 53 employees, seven non-employee directors and approximately 17 consultants.

Administration

The Amended 2020 Plan is administered by our Board, which has delegated concurrent authority to administer the Amended 2020 Plan to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. Our Board and Compensation Committee are each considered to be a Plan Administrator for purpose of this Proposal 4.

Subject to the terms of the Amended 2020 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the Amended 2020 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to an award and the exercise or strike price of stock options and stock appreciation rights granted under the Amended 2020 Plan.

The Plan Administrator may also delegate to one or more executive officers the authority to designate employees who are not executive officers to be recipients of certain awards and the number of shares of our common stock subject to such awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the awards granted by such executive officer. The executive officer may not grant an award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Options or Stock Appreciation Rights

Under the Amended 2020 Plan, except in connection with a corporate transaction or an adjustment for certain changes in our capitalization, or unless our stockholders have approved such an action within 12 months prior to such an event, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by (1) reducing the exercise or strike price of the stock option or stock appreciation right or (2) canceling any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards.

Dividends and Dividend Equivalents

The Amended 2020 Plan provides that dividends or dividend equivalents may not be paid or credited to stock options or stock appreciation rights.

With respect to any award other than a stock option or stock appreciation right, the Amended 2020 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to such award, as determined by the Plan Administrator and specified in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such award agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such award agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

Limit on Non-Employee Director Compensation

The aggregate value of all compensation granted or paid by us to any individual for service as a non-employee director with respect to any period commencing on the date of the annual stockholders meeting for a particular year and ending on the date of the annual stockholders meeting for the next subsequent year (such period, the “annual period”), including awards granted under the 2020 Plan and cash fees paid to such non-employee director, will not exceed $500,000 in total value, or $750,000 in the case of compensation granted or paid to any individual for service as a non-employee director with respect to an annual period in which such individual is first appointed or elected to the Board.

Vesting Restrictions

No award granted under the Amended 2020 Plan may vest (or, if applicable, be exercisable) until at least twelve (12) months following the date of grant of the award; provided, however, that up to 5% of the share reserve may be subject to awards that do not meet such vesting (and, if applicable, exercisability) requirements.

Stock Options

Stock options may be granted under the Amended 2020 Plan pursuant to stock option agreements. The Amended 2020 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

The exercise price of a stock option granted under the Amended 2020 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “—Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Amended 2020 Plan may not exceed ten years from the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years from the date of grant. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 4 as “continuous service”) terminates (other than for cause or the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability, the participant may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s death (or the participant dies within a specified period following termination of continuous service), the participant’s beneficiary may exercise any vested stock options for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the Amended 2020 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if a participant’s continuous service terminates for any reason other than for cause and, at any time during the last 30 days of the applicable post-termination exercise period, the exercise of the stock option would be prohibited by applicable laws or the sale of any common stock received upon such exercise would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2020 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the Amended 2020 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2020 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the Amended 2020 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Amended 2020 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death. Options may not be transferred to a third party financial institution for value.

Limitations on Incentive Stock Options

In accordance with current federal tax laws, the aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power unless the following conditions are satisfied:

●	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and
●	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the Amended 2020 Plan is 14,300,000 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended 2020 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The term of stock appreciation rights granted under the Amended 2020 Plan may not exceed ten years from the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2020 Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the Amended 2020 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Amended 2020 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The Amended 2020 Plan allows us to grant performance awards. A performance award is an award that may vest or may be exercised, or that may become earned and paid, contingent upon the attainment of pre-determined performance goals during a performance period. A performance award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator in its discretion. In addition, to the extent permitted by applicable law and the applicable award agreement, the Plan Administrator may determine that cash may be used in payment of performance awards.

In addition, the Plan Administrator retains the discretion to define the manner of calculating the performance criteria it selects to use for a performance period and to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goal.

Other Awards

Other forms of awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other awards under the Amended 2020 Plan. Subject to the terms of the Amended 2020 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other awards.

Clawback Policy

Awards granted under the Amended 2020 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that the Company adopts. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of our common stock subject to the Amended 2020 Plan; (ii) the class(es) and maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of shares of our common stock and the exercise, strike or purchase price per share of our common stock subject to outstanding awards.

Corporate Transaction

The following applies to stock awards under the Amended 2020 Plan in the event of a corporate transaction (as defined in the Amended 2020 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a corporate transaction, any stock awards outstanding under the Amended 2020 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and performance awards will accelerate at 100% of the target level unless otherwise provided in the award agreement; (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of common stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder provided in the stock award, if applicable.

Under the Amended 2020 Plan, a corporate transaction is generally the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

Unless provided otherwise in the applicable award agreement, in any other written agreement or plan between a participant and the Company or an affiliate, or in any director compensation policy of the Company, an award will not be subject to additional acceleration of vesting and exercisability upon or after a change in control.

Under the Amended 2020 Plan, a change in control is generally the occurrence of any one or more of the following events: (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock; (2) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction; (3) a plan of complete dissolution or liquidation of the Company approved by our stockholders or the Board; (4) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; or (5) when a majority of our Board becomes comprised of individuals who were not serving on our Board on the date of the underwriting agreement related to this offering, or the incumbent Board, or whose nomination, appointment, or election was not approved by a majority of the incumbent Board still in office. A change in control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of change in control is subject to any definition in an individualized agreement.

Dissolution or Liquidation

Except as otherwise provided in an award agreement , in the event of a dissolution or liquidation of the Company, all outstanding awards (other than awards consisting of vested and outstanding shares of common stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of common stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such award is providing continuous service, provided, however, that the Board may, in its sole discretion, cause some or all awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

Plan Amendments and Termination

The Plan Administrator will have the authority to amend or terminate the Amended 2020 Plan at any time. However, except as otherwise provided in the Amended 2020 Plan, no amendment or termination of the Amended 2020 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent. We will obtain stockholder approval of any amendment to the Amended 2020 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the Amended 2020 Plan after April 16, 2030.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2020 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Amended 2020 Plan. The Amended 2020 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended, (the “Code”) and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to his or her fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Amended 2020 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, pursuant to Section 83(b) of the Code, within 30 days following his or her receipt of the restricted stock award, to recognize ordinary income, as of the date the recipient receives the restricted stock award, equal to the excess, if any, of the fair market value of the stock on the date the restricted stock award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

Under Section 162(m) of the Code, compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the Amended 2020 Plan will be subject to the deduction limit under Section 162(m) of the Code and will not be eligible to qualify for the performance-based compensation exception under Section 162(m) of the Code pursuant to the transition relief provided by the Tax Cuts and Jobs Act. For further information regarding the deduction limit under Section 162(m) of the Code and such transition relief, see the section entitled “Compensation Discussion and Analysis—Accounting and Tax Considerations.”

Plan Benefits under 2020 Plan

The following table sets forth certain information regarding the number of shares subject to awards previously granted under the 2020 Plan since its original effectiveness in June 2020 and through April 19, 2021, the record date.

Name and Position	Dollar Value	Number of Shares
Vincent J. Angotti Director and Chief Executive Officer	$1,532,667	1,200,000	(1)
Raffi Asadorian Chief Financial Officer	$401,512	275,000	(2)
Pamela P. Palmer, M.D., Ph. D. Director, Chief Medical Officer and Co-Founder	$401,512	275,000	(2)
Badri Dasu Chief Engineering Officer	$292,009	200,000	(3)
Adrian Adams Director Nominee	$25,763	22,500	(4)
Richard Afable, M.D. Director Nominee	$25,763	22,500	(4)
Mark G. Edwards Director Nominee	$25,763	22,500	(4)
All current executive officers as a group (4 persons)	$2,627,699	1,950,000
All current directors who are not executive officers as a group (7 persons)	$214,387	180,000
All current employees, including current officers who are not executive officers, as a group (48 persons)	$1,887,386	1,239,032

(1)

Consists of 200,000 time-based RSUs and 1,000,000 share price performance options that will only vest if share price target goals are attained and service-based vesting requirements are satisfied. Please see “—Executive Compensation—2021 Compensation Actions” for additional information.

(2)

Consists of 137,500 time-based vesting stock options, 68,750 time-based RSUs, and 68,750 share price performance options that will only vest if share price target goals are attained and service-based vesting requirements are satisfied. Please see “—Executive Compensation—2021 Compensation Actions” for additional information.

(3)

Consists of 100,000 time-based vesting stock options, 50,000 time-based RSUs, and 50,000 share price performance options that will only vest if share price target goals are attained and service-based vesting requirements are satisfied. Please see “—Executive Compensation—2021 Compensation Actions” for additional information.

(4)	Consists of 15,000 time-based vesting stock options and 7,500 time-based RSUs.

New Plan Benefits under Amended 2020 Plan

Awards under the Amended 2020 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2020 Plan, and we have not granted any awards under the Amended 2020 Plan subject to stockholder approval of this Proposal 4. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended 2020 Plan are not determinable.

Awards granted under the Amended 2020 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2020 Plan. However, pursuant to our current compensation program for non-employee directors, each of our non-employee directors who is then serving as a director or who is elected to our Board on the date of an annual meeting will be granted a stock option to purchase 20,000 shares of our common stock, which will vest in full on the one-year anniversary of the date of grant, and 10,000 RSUs, which will vest in full on the one-year anniversary of the date of grant. For additional information regarding our current compensation program for non-employee directors, please see “Information Regarding the Board of Directors and Corporate Governance—Director Compensation” below.

The Board Of Directors Recommends

A Vote In Favor Of Proposal 4.

Information Regarding the Board of Directors and Corporate Governance

Independence of The Board of Directors

Under the rules of The Nasdaq Stock Market, LLC (“Nasdaq”), “independent” directors must comprise a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent within the meaning of applicable Nasdaq rules. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our Board undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that all of our directors, other than Mr. Angotti, our Chief Executive Officer, and Dr. Palmer, our Chief Medical Officer, qualify as “independent” directors within the meaning of the Nasdaq rules. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. Our non-employee directors have been meeting, and we anticipate that they will continue to meet, in regularly scheduled executive sessions at which only non-employee directors are present.

Board Leadership Structure

Our Board has a Chairman, Mr. Adams, who has authority, among other things, to preside over Board meetings, including meetings of the independent directors. Accordingly, the Chairman has substantial ability to shape the work of our Board. The Company believes that separation of the roles of Chairman and Chief Executive Officer reinforces the independence of our Board in its oversight of the business and affairs of the Company. However, no single leadership model is right for all companies and at all times. Our Board recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman with the role of Chief Executive Officer, might be appropriate. Accordingly, the Board may periodically review its leadership structure.

Composition of the Board

Our Board and the Nominating and Corporate Governance Committee are committed to ensuring that the Board is comprised of a highly capable group of directors who collectively provide a significant breadth of experience, knowledge and ability to effectively represent the interest of stockholders, drive stockholder value and reflect our corporate values of integrity, honesty and adherence to high ethical standards. The following charts illustrate the experience, diversity and tenure of our current directors. For purposes of the diversity charts below, a member of an “underrepresented community” means a director that self-identifies as Black, African American, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, Alaska Native, gay, lesbian, bisexual, or transgender.

Role of the Board of Directors in Risk Oversight

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities and has determined that our principal source of risk falls into two categories, financial and commercial. The Audit Committee oversees management of financial risks; our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to commercialization, compliance matters, business development efforts, and financial and strategic risk related to our operations.

In addition, our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and policies and manages risks associated with the independence of the Board and potential conflicts of interest. Our Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices for all employees including executives particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Meetings of The Board of Directors

The Board met fourteen times in fiscal 2020 and acted by unanimous written consent five times. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during 2020, in each case held during the period for which each respective director was serving as a director.

Annual Meeting Attendance

Each director is expected to attend our annual meetings of stockholders pursuant to our Corporate Governance Guidelines. All of our directors during 2020 attended the 2020 annual meeting of stockholders.

Information Regarding Committees of the Board of Directors

The Board has three standing committees - an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee - and a Finance and Strategic Transactions Committee (“FAST Committee”). The following table provides membership and meeting information for fiscal year 2020 for each of the committees of the Board:

Name	Audit	Compensation	Nominating and Corporate Governance	FAST
Adrian Adams	X(1)	X	X	Chair
Richard Afable, M.D.	-	Chair	-	-
Marina Bozilenko	-	-		X(3)
Mark G. Edwards	Chair	-	-	X(4)
Stephen J. Hoffman, M.D., Ph.D.	X	-	X	-
Howard B. Rosen	X(2)	-	-	-
Mark Wan	-	X	Chair	X
Meetings in 2020 (#)	4	3	4	17
Actions by Written Consent in 2020 (#)	1	3	1	0

(1)	Mr. Adams served on the committee until Mr. Rosen’s appointment to the committee effective on June 16, 2020.
(2)	Mr. Rosen replaced Mr. Adams on the committee upon his appointment to the committee effective on June 16, 2020.
(3)	Ms. Bozilenko replaced Mr. Edwards on the committee upon her appointment to the committee on March 30, 2021.
(4)	Mr. Edwards served on the committee until Ms. Bozilenko’s appointment to the committee on March 30, 2021.

Below is a description of each of the committees of the Board.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is comprised of Messrs. Edwards and Rosen and Dr. Hoffman, each of whom is a non-employee member of our Board. Mr. Adams served on the Audit Committee prior to Mr. Rosen’s appointment to the committee effective on June 16, 2020.The Audit Committee met four times in fiscal 2020 and acted by unanimous written consent one time. The Audit Committee has adopted a written charter that is available to stockholders on the Company’s website at www.acelrx.com.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).

In addition, our Board has determined that each of the directors serving on our Audit Committee meets the requirements for financial literacy under applicable rules and regulations of the SEC and Nasdaq. Our Board has also determined that Mr. Edwards qualifies as an “audit committee financial expert” within the meaning of SEC regulations. In making this determination, our Board considered the overall knowledge, experience and familiarity of Mr. Edwards with accounting matters, in analyzing and evaluating financial statements and in managing private equity investments. Mr. Edwards serves as Chair of the Audit Committee. The composition of the Audit Committee satisfies the independence and other requirements of Nasdaq and the SEC.

Compensation Committee

The Compensation Committee is comprised of three directors: Dr. Afable and Messrs. Wan and Adams, with Dr. Afable serving as the Chairman of the Compensation Committee. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rules 5605(a)(2) and 5605(d)(2) of Nasdaq listing standards). The Compensation Committee met three times in fiscal 2020 and acted by unanimous written consent three times. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at www.acelrx.com.

The Compensation Committee acts on behalf of the Board to review, recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including:

•	approving or recommending for approval to our Board the compensation and other terms of employment of our executive officers, including our Chief Executive Officer;

•

approving or recommending to our Board performance goals and objectives relevant to the compensation of our executive officers, including our Chief Executive Officer, and assessing their performance against these goals and objectives;

•	evaluating and approving the equity incentive plans, compensation plans and similar programs, as well as modification or termination of existing plans and programs;

•	evaluating and recommending to our Board the type and amount of compensation to be paid or awarded to Board members;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	recommending to our Board compensation-related proposals to be considered at our annual meetings, including the frequency of advisory votes on executive compensation;

•	reviewing and discussing with our management any conflicts of interest raised by the work of any compensation consultants;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•	approving or recommending to our Board the terms of any employment agreements, severance arrangements, change of control protections and any other compensatory arrangements for our executive officers;

•	reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” and recommending to the full Board its inclusion in our reports to be filed with the SEC;

•	preparing the Compensation Committee report, for our annual proxy statement;

•	reviewing the adequacy of our Compensation Committee charter on a periodic basis; and

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee and its charter.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, and assessing the performance of the Board.

The Nominating and Corporate Governance Committee is comprised of three directors: Dr. Hoffman and Messrs. Wan and Adams. Mr. Wan serves as Chairman of the Nominating and Corporate Governance Committee. Our Board has determined that Dr. Hoffman and Messrs. Wan and Adams are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met four times in fiscal 2020 and acted by unanimous written consent once. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at www.acelrx.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, with a focus on current and upcoming Board diversity requirements, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. Given the board diversity requirements under California law and proposed Nasdaq listing rules, the Nominating and Corporate Governance Committee will consider new director candidates that will allow us to satisfy applicable legal requirements in a timely manner.

The Nominating and Corporate Governance Committee, to date, has not adopted a formal policy with regard to the consideration of director candidates recommended by stockholders and will consider director candidates recommended by stockholders on a case-by-case basis, as appropriate. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. To date, the Nominating and Corporate Governance Committee has not received any such nominations nor has it rejected a director nominee from a stockholder or stockholders holding more than 5% of our voting stock. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to our Secretary at the following address: (i) prior to May 1, 2021, 351 Galveston Drive, Redwood City, CA 94063, or (ii) beginning on May 1, 2021, 25821 Industrial Boulevard, Suite 400, Hayward, CA 94545, at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Finance and Strategic Transactions Committee

The FAST Committee is responsible for matters delegated to it by the Board from time to time, which include reviewing capital market and financing transactions, M&A opportunities, and other business development and strategic transaction opportunities for the Company. The FAST Committee is comprised of three directors: Messrs. Adams and Wan and Ms. Bozilenko. Mr. Edwards served on the FAST Committee prior to Ms. Bozilenko’s appointment. Mr. Adams serves as Chairman of the FAST Committee. Our Board has determined that Messrs. Adams and Wan and Ms. Bozilenko are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The FAST Committee met seventeen times during fiscal year 2020.

Compensation Committee Interlocks And Insider Participation

The Compensation Committee consists of directors Dr. Afable, and Messrs. Wan and Adams. Dr. Afable serves as Chair of the Compensation Committee. None of the members of our Compensation Committee during 2020 is currently or has been, at any time since our formation, one of our officers or employees. During 2020, no executive officer served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee. None of the members of our Compensation Committee during 2020 currently has or has had any relationship or transaction with a related person requiring disclosure pursuant to Item 404 of Regulation S-K.

Stockholder Communications With The Board Of Directors

Although we do not have a formal policy regarding communications with the Board, any stockholder who wishes to address questions regarding our business or affairs directly with the Board, or any individual director, should direct his or her questions in writing to the Chairman of the Board, c/o AcelRx Pharmaceuticals, Inc., (i) prior to May 1, 2021, 351 Galveston Drive, Redwood City, CA 94063, or (ii) beginning on May 1, 2021, 25821 Industrial Boulevard, Suite 400, Hayward, CA 94545. At the request of the directors, the Secretary to the Board reviews all correspondence addressed to the Chairman or to individual directors, organizes the correspondence, and provides it to the Chairman or to individual directors, as appropriate. Our directors have requested that certain items that are unrelated to the Board’s duties, such as spam, junk mail, mass mailings, solicitations, resumes, and job inquiries, not be provided to directors and be discarded, as appropriate.

Code of Business Conduct and Ethics

The Company has adopted the AcelRx Pharmaceuticals, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is available on our website at www.acelrx.com. Stockholders may request a free copy of the Code of Business Conduct and Ethics by submitting a written request to: AcelRx Pharmaceuticals, Inc., Attention: Investor Relations, (i) prior to May 1, 2021, 351 Galveston Drive, Redwood City, CA 94063, or (ii) beginning on May 1, 2021, 25821 Industrial Boulevard, Suite 400, Hayward, CA 94545. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Director Compensation

Non-Employee Director Compensation

Cash Compensation Arrangements for 2020

Compensation for our non-employee directors consists of cash, restricted stock unit awards (“RSUs”) and stock options. The Compensation Committee periodically reviews the compensation paid to non-employee directors for their service on the Board and its committees and recommends any changes considered appropriate to the full Board for its approval. In February 2020, the Board approved the recommendations of the Compensation Committee to align our non-employee director cash compensation with the 50th percentile of our peer group and equity compensation closer to the 25th percentile of our peer group. Accordingly, effective January 1, 2020, each member of our Board who is not our employee receives an annual retainer of $40,000. In addition, our non-employee directors receive the following cash compensation for Board services, as applicable:

•	the Board Chair receives an additional annual retainer of $30,000;

•	the Audit Committee Chair receives an additional annual retainer of $20,000;

•	the Compensation Committee Chair receives an additional annual retainer of $15,000;

•	the Nominating and Corporate Governance Committee Chair receives an additional annual retainer of $10,000;

•	an Audit Committee member receives an additional annual retainer of $10,000;

•	a Compensation Committee member receives an additional annual retainer of $7,500; and

•	a Nominating and Corporate Governance Committee member receives an additional retainer of $5,000.

All Board and committee retainers accrue and are payable on a quarterly basis at the end of each calendar quarter of service. We reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board or committee meetings.

Equity Compensation Arrangements for 2020

Equity compensation for our non-employee directors consists of a mix of stock options and RSUs. The equity grant value is split approximately equally between stock options and RSUs, with the number of RSUs being equal to 50% of the number of stock options. Beginning in June 2020, upon election or appointment to our Board, a new non-employee director will be granted an initial stock option to purchase 22,500 shares of our common stock, which will vest as to 1/3rd of the shares subject to the option on the one-year anniversary of the date of grant and as to the remaining shares subject to the option on an equal monthly basis over the following two-year period, and 11,250 RSUs, which will vest as to 1/3rd of the RSUs on each anniversary of the date of grant over a three-year period. Each non-employee director who is then serving as a director or who is elected to our Board on the date of an annual meeting will be granted a stock option to purchase 15,000 shares of our common stock, which will vest in full on the one-year anniversary of the date of grant, and 7,500 RSUs, which will vest in full on the one-year anniversary of the date of grant.

Each of the stock options will be granted with an exercise price equal to the fair market value of our common stock on the date of grant. All stock options and RSUs awarded to our non-employee directors are entitled to full vesting acceleration as of immediately prior to the effective date of certain change of control transactions involving us, such as our liquidation or a dissolution of or an event that results in a material change in the ownership of our Company.

2020 Director Compensation

The following table sets forth certain summary information for the year ended December 31, 2020 with respect to the compensation of our non-employee directors. Neither Mr. Angotti nor Dr. Palmer, who are executive officers, received or receives any additional compensation for serving on our Board. Ms. Bozilenko was appointed to the Board on March 30, 2021.

2020 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)(3)	Total ($)
Adrian Adams	87,500	10,725	15,038	113,263
Richard Afable, M.D.	55,000	10,725	15,038	80,763
Marina Bozilenko	-	-	-	-
Mark G. Edwards	60,000	10,725	15,038	85,763
Stephen J. Hoffman, M.D., Ph.D.	55,000	10,725	15,038	80,763
Howard B. Rosen	45,000	10,725	15,038	70,763
Mark Wan	57,500	10,725	15,038	83,263

(1)

The dollar amount in this column represents the grant date fair value of the RSUs granted to our non-employee directors during the fiscal year, as computed in accordance with ASC Topic 718, not including any estimates of forfeitures. For a discussion of valuation assumptions, see Note 1 to our financial statements and the discussion under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates—Stock-Based Compensation” included in our Annual Report on Form 10-K filed with the SEC on March 15, 2021. This amount does not correspond to the actual economic value that may be received from the RSUs. As of December 31, 2020, our non-employee directors had the following outstanding RSUs: Mr. Adams – 9,375; Dr. Afable – 9,375; Ms. Bozilenko – 0; Mr. Edwards – 9,375; Dr. Hoffman – 9,375; Mr. Rosen – 9,375; and Mr. Wan – 9,375.

(2)

The dollar amount in this column represents the grant date fair value of the stock options granted to our non-employee directors during the fiscal year. This amount has been calculated in accordance with ASC 718 using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. For a discussion of valuation assumptions, see Note 1 to our financial statements and the discussion under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates—Stock-Based Compensation” included in our Annual Report on Form 10-K filed with the SEC on March 15, 2021. This amount does not necessarily correspond to the actual economic value that may be recognized from the options. As of December 31, 2020, our non-employee directors had the following number of outstanding options: Mr. Adams – 127,500; Dr. Afable – 112,500; Ms. Bozilenko – 0; Mr. Edwards – 118,959; Dr. Hoffman – 125,000; Mr. Rosen – 1,501,000; and Mr. Wan – 125,000.

(3)

On June 16, 2020, the date of our 2020 annual meeting of stockholders, each of the non-employee directors was granted 7,500 RSUs and an option to purchase 15,000 shares of our common stock. The shares subject to these stock options and RSUs vest on the first anniversary of the date of grant.

Non-Employee Director Compensation Changes for 2021

In February 2021, the Board approved the recommendations of the Compensation Committee to align our non-employee director equity compensation closer to the 50th percentile of our peer group. Beginning in February 2021, upon election or appointment to our Board, a new non-employee director will be granted an initial stock option to purchase 30,000 shares of our common stock, which will vest as to 1/3rd of the shares subject to the option on the one-year anniversary of the date of grant and as to the remaining shares subject to the option on an equal monthly basis over the following two-year period, and 15,000 RSUs, which will vest as to 1/3rd of the RSUs on each anniversary of the date of grant over a three-year period. Each non-employee director who is then serving as a director or who is elected to our Board on the date of an annual meeting will be granted a stock option to purchase 20,000 shares of our common stock, which will vest in full on the one-year anniversary of the date of grant, and 10,000 RSUs, which will vest in full on the one-year anniversary of the date of grant.

On March 30, 2021, the Board revised the Non-Employee Director Compensation policy such that, effective April 1, 2021, the FAST Committee Chair receives an additional annual retainer of $20,000 and a FAST Committee member receives an additional retainer of $10,000.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Mark G. Edwards, Committee Chair Stephen J. Hoffman, M.D., Ph.D. Howard B. Rosen

Executive Officers of the Registrant

The following table sets forth certain information concerning our executive officers as of April 16, 2021:

Name	Age	Position
Vincent J. Angotti	53	Director, Chief Executive Officer
Raffi Asadorian	51	Chief Financial Officer
Pamela P. Palmer, M.D., Ph.D.	58	Director, Chief Medical Officer and Co-Founder
Badri Dasu	58	Chief Engineering Officer

Vincent J. Angotti. Mr. Angotti’s biography is included above under the section titled “Proposal 1—Election of Directors— Class II Directors Continuing in Office Until the 2022 Annual Meeting.”

Raffi Asadorian has served as our Chief Financial Officer since August 2017. Previously, Mr. Asadorian served as the Chief Financial Officer of Amyris, Inc., a publicly traded commercial-stage biotechnology company, from January 2015 to January 2017. Prior to Amyris, he served as the Chief Financial Officer of Unilabs, a private equity-owned medical diagnostics company, from August 2009 to October 2014. Mr. Asadorian started his career at PricewaterhouseCoopers (PwC) where he was a partner in its Transaction Services (M&A advisory) group. While at PwC, Mr. Asadorian advised Barr Pharmaceuticals, a publicly traded specialty pharmaceutical company, on its acquisition of PLIVA, a publicly traded pharmaceutical company, and, after its acquisition, Mr. Asadorian joined Barr as Senior Vice President and Chief Financial Officer of its PLIVA business from 2007 to 2009. In that role, Mr. Asadorian oversaw a global finance team and was responsible for Barr’s ex-US financial operations, until its acquisition by Teva Pharmaceuticals.

Pamela P. Palmer, M.D., Ph.D. Dr. Palmer’s biography is included above under the section titled “Proposal 1—Election of Directors— Class II Directors Continuing in Office Until the 2022 Annual Meeting.”

Badri Dasu has served as our Chief Engineering Officer since September 2007. From December 2005 until September 2007, Mr. Dasu served as Vice President of Medical Device Engineering at Anesiva, Inc., a biopharmaceutical company. From March 2002 until December 2005, Mr. Dasu served as Vice President for Manufacturing and Device Development at AlgoRx Pharmaceuticals, Inc., an emerging pain management company, which merged with Corgentech Inc., a biotechnology company, in December 2005. From January 2000 until March 2002, Mr. Dasu served as Vice President of Manufacturing and Process Development at PowderJect Pharmaceuticals, a vaccine, drug and diagnostics delivery company that was acquired by Chiron Corporation in 2003 and later acquired by Novartis AG, a global healthcare and pharmaceutical company, in 2006. Previously, Mr. Dasu served in various capacities in process development at Metrika, Inc., a company focused on the manufacture and marketing of disposable diabetes monitoring products that was acquired by Bayer HealthCare, LLC in 2006, and at Cygnus, Inc., a drug delivery and specialty pharmaceuticals company. Mr. Dasu holds a B.E. in Chemical Engineering from the University of Mangalore, India and a M.S. in Chemical Engineering from the University of Tulsa.

Executive Compensation

Compensation Discussion and Analysis

Our compensation discussion and analysis (“CD&A”) discusses the compensation of the individuals who served as our executive officers during 2020, as set forth in the summary compensation table, subsequent tables and related disclosure in this proxy statement. Our CD&A describes our overall executive compensation philosophy, objectives and practices, as well as the decisions and determinations made by the Compensation Committee regarding executive compensation for 2020. It also describes key decisions made by the Compensation Committee for 2021 prior to the filing of this proxy statement.

We refer to the following individuals as “named executive officers” for 2020:

Name	Title
Vincent J. Angotti	Director and Chief Executive Officer
Raffi Asadorian	Chief Financial Officer
Pamela P. Palmer, M.D., Ph. D.	Director, Chief Medical Officer and Co-Founder
Badri Dasu	Chief Engineering Officer

Executive Summary

2020 Business Highlights

During the 2020 fiscal year, we achieved the following corporate objectives and milestones:

•

DSUVIA® achieved Milestone C approval from the Department of Defense (DoD), a decision that approves DSUVIA for use in all U.S. Army sets, kits and outfits (SKOs), and was added to the DoD Joint Deployment Formulary, which expands the U.S. military’s access to DSUVIA;

•	The U.S. Army awarded us a contract for up to $3.6 million over four years for the purchase of DSUVIA to support a DoD study to aid the development of clinical practice guidelines;

•	We entered into a distribution agreement with Zimmer Biomet to market DSUVIA within the dental and oral surgery markets in the United States exclusively through Zimmer Biomet's Dental division;

•	We achieved 100% compliance with the DSUVIA REMS program;

•	We maintained adequate capitalization to continue the commercialization of DSUVIA; and

•	We undertook manufacturing and other activities to support the commercialization of DSUVIA in the United States.

We achieved the objectives and milestones noted above despite the COVID-19 pandemic preventing us from operating our business in the normal course during most of 2020. Beginning in early 2020, state and local officials issued orders in response to the pandemic which included, among other things, requirements for residents to shelter in place and for non-essential businesses to cease activities at facilities within certain cities, counties, and states. State and local officials took different approaches to these orders, and some did not issue any such orders. Once issued, the orders were relaxed and then tightened, depending on the rate of COVID-19 cases. As a result of these orders, we implemented a work from home policy for our California-based employees and we continue to adhere to the various and diverse orders issued by government officials in the jurisdictions in which we operate. In addition, some hospitals, ambulatory surgery centers and other healthcare facilities barred visitors that are not caregivers or mission-critical and otherwise restricted access to such facilities. As a result, the educational and promotional efforts of our commercial and medical affairs personnel during 2020 were substantially reduced, and in some cases, stopped. Cancellation or delays of formulary committee meetings and delays of elective surgeries also affected the pace of formulary approvals and, consequently, the rate of adoption and use of DSUVIA in 2020.

Executive Compensation Highlights

Consistent with our compensation philosophy throughout the Company, we strive to provide a compensation package to each executive officer that is competitive, rewards achievement of our business objectives, drives the development of a successful and growing business, and aligns the interests of our executive officers with our stockholders through equity ownership in the Company.

The Compensation Committee took the following actions with regards to its review and analysis of the compensation for our named executive officers:

•

Updated the prior peer group of comparable public companies for 2020, selected with the assistance of an independent compensation consultant, to inform its decision-making process and assist in ensuring that our executive compensation program is positioned to be competitive and aligned with our business objectives. In connection with this review, our Compensation Committee decided to limit increases to the base salaries of our named executive officers in 2020 to approximately 3%.

•

The Compensation Committee maintained equity compensation for our employees, including our named executive officers, as a mix of stock options and restricted stock units (“RSUs”). The split of equity awards remained approximately 50% options and 50% RSUs with the equity grant value split roughly equally between stock options and RSUs, with the number of RSUs equal to 50% of the number of stock options. Stock option grants will vest over a four-year period subject to the continued service of the employee to the Company. Twenty-five percent of the shares will vest on the first anniversary of the option award, with the remaining shares vesting monthly in equal amounts over the remainder of the vesting period. RSUs will vest evenly over three years with annual cliff vesting for each of the three years.

•	Granted time-based stock options and RSUs to focus our named executive officers on our long-term performance and align their interests with those of our stockholders.

•

Established performance goals for annual incentive bonuses intended to reward achievement of key corporate goals, including milestones related to DSUVIA commercial objectives, execution of our REMS program, manufacturing and other activities to support the commercialization of DSUVIA in the United States and Zalviso in Europe, and capitalization objectives, as well as individual performance goals.

Compensation Philosophy and Practices

At AcelRx, our executive compensation program is based on four guiding principles:

•	Integrate compensation closely with the achievement of our business and performance objectives;

•	Enhance stockholder value by aligning the financial interests of our executive officers with those of our stockholders;

•	Attract, motivate and retain the people needed to define and create industry-leading products and services; and

•	Reward individual performance that contributes to our short-term and long-term success.

Our compensation philosophy and principles have led us to believe that our compensation programs should include short-term and long-term components, including cash and equity-based compensation, and should reward performance as measured against established goals. Consequently, the compensation of our executive officers generally consists of four principal elements: base salary, annual incentive bonuses, long-term equity incentives, and employee benefits. Our Compensation Committee considers the total current and potential long-term compensation of each of our executive officers in establishing each element of compensation but views each element as related but distinct. We also provide severance and other benefits following termination of employment under certain circumstances.

At our annual meeting in June 2020, we conducted an advisory vote on executive compensation, commonly referred to as a “say-on-pay” vote. At that time, approximately 72% of the votes affirmatively cast on the advisory say-on-pay proposal were voted in favor of the compensation of our named executive officers. The views expressed by the stockholders, whether through this vote or otherwise, are important to our Board and our Compensation Committee, and, accordingly, our Board and our Compensation Committee intend to consider the say-on-pay voting results from our annual meeting of stockholders in making determinations in the future regarding executive compensation arrangements. Our Board and our Compensation Committee also remain committed to engaging with shareholders and are open to feedback. In response to our stockholder’s approval level of our executive compensation at our 2020 annual meeting, in March of 2021, the Compensation Committee (with the approval of the Board with respect to our Chief Executive Officer) approved the addition of performance-based equity in the form of share price performance-based vesting options for our named executive officers. These performance options are designed to motivate our executive team to achieve performance goals that will substantially increase the value of our shares and they serve to align the executive’s interests with those of our stockholders over the long term and to increase the amount of compensation that is “at-risk,” especially for our Chief Executive Officer. Please see “—2021 Compensation Actions” for additional information.

In June 2019, we conducted a vote as to the frequency with which our stockholders would prefer that we conduct advisory votes on executive compensation. Our stockholders, consistent with our Board’s recommendation, indicated a preference for annual votes, and as such we are conducting an advisory vote this year.

In 2020, we continued many of our key practices and programs that demonstrate good governance, including:

•

An emphasis on pay for performance. A significant portion of our executive officers’ total compensation is variable and at risk and tied directly to measurable performance, which aligns the interests of our executives with those of our stockholders. The following chart shows the portion of 2020 compensation of our Chief Executive Officer and other named executive officers that is “at risk”, consisting of annual performance bonus earned and equity incentives awarded, as reported in our “Summary Compensation Table”:

Reflects 2020 annual base salaries, performance bonus awards and grant date fair values of equity awards, as reported in the Summary Compensation Table. The charts do not include “All Other Compensation” as reported in the summary Compensation Table because such amounts were less than 1% for the CEO and less than 2% for the other NEOs.

•

Peer group positioning. Using a peer group selected with the assistance of an independent compensation consultant, the Compensation Committee targets alignment of the base salary, annual incentive bonuses and employee benefits elements of our executives’ compensation to be at or near the 50th percentile of our peer group, and the long-term equity incentive element of our executives’ compensation to be at or near the 50th percentile of our peer group based on a blended long-term incentive value and percent of company basis.

•

Equity as a key component to align the interests of our executives with those of our stockholders. Our Compensation Committee continues to believe that keeping executives interests aligned with those of our stockholders through equity incentives is critical to driving toward achievement of long-term goals of both our stockholders and the Company.

We also continued practices in 2020 that demonstrate good governance and careful stewardship of corporate assets, including:

•	Limited personal benefits. Our executive officers are eligible for the same benefits as our non-executive salaried employees, and they do not receive any additional perquisites.

•

No pension plan, post-retirement health plans or supplemental deferred compensation or retirement benefits. We do not offer any pension plans or post-retirement health benefits or provide our executive officers with any supplemental deferred compensation or retirement benefits.

•	No tax gross-ups. We do not provide our executive officers with any tax gross-ups.

•

No single-trigger cash change of control benefits. We do not provide cash severance benefits to our executives upon a change of control, absent an actual termination of employment. We only provide single trigger vesting acceleration if unvested equity awards are not assumed by an acquirer in a change of control.

Compensation Processes and Procedures

Our Board has established a Compensation Committee for the purpose of (i) reviewing and approving, or reviewing and making recommendations to the Board regarding, the compensation to be paid to our named executive officers (other than the Chief Executive Officer) and (ii) reviewing and making recommendations to the Board regarding the compensation to be paid to our Chief Executive Officer and directors. All compensation decisions regarding our Chief Executive Officer and directors are ultimately made by our Board.

Our Compensation Committee generally meets at least once in the first quarter of the year, and again throughout the year as needed. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. From time to time, members of management and other employees as well as outside advisors or consultants are invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Compensation Committee also meets regularly in executive session.

The Compensation Committee determines, or makes recommendations to our Board regarding, the compensation levels of our executive officers and the establishment of performance objectives for the current year for our executive officers. In determining compensation levels, our Compensation Committee will generally consider the Company’s overall financial condition and performance, peer company data and other survey materials, reports on current market conditions, operational data, tax and accounting information to ensure that the compensation provided to our executive officers remains competitive relative to compensation paid by companies of similar size and stage of development operating in the biotechnology and pharmaceutical industry, while taking into account our relative performance and our own strategic goals. The members of the Compensation Committee will also consider their own experiences with hiring and retaining executive officers at other companies.

In recommending performance goals for the current year, the Compensation Committee will recommend goals for the regulatory, commercial, manufacturing operations, and financial areas of the Company.

Role of Compensation Committee’s Independent Compensation Consultant

For 2020, the Compensation Committee engaged an independent compensation consultant, Radford, part of the Rewards Solutions practice of Aon plc, to provide the Committee with a competitive market assessment of the current compensation for the Company’s executive team. Radford did significant work for the Compensation Committee, including selecting and recommending a peer group of companies for the Compensation Committee to use for comparison purposes in evaluating our executive compensation policies and programs. After review and consultation with Radford, the Compensation Committee determined that Radford is independent and there is no conflict of interest resulting from retaining Radford. In reaching these conclusions, the Compensation Committee considered the factors set forth in Rule 10C-1 of the Exchange Act and applicable Nasdaq listing standards.

Under its charter, the Compensation Committee has the sole discretion to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisers, and it has direct responsibility for the appointment, compensation and oversight of the work of any compensation adviser. The Compensation Committee also has the right to receive from the Company appropriate funding for the payment of reasonable compensation to the compensation adviser it selects, as well as the responsibility to consider certain independence factors before selecting such compensation advisers. The compensation consultant reports directly and exclusively to the Compensation Committee with respect to executive and non-employee director compensation matters.

Also under its charter, the Compensation Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board to grant stock awards under the Company’s equity incentive plans to persons who are not then subject to Section 16 of the Exchange Act.

Role of our Management

In general, our Chief Executive Officer and our finance department work together to prepare materials requested by and to be presented to the Compensation Committee, including analyses of our burn rate, peer data comparisons, assessment of market trends and other briefing materials. Our Chief Executive Officer typically presents these materials, along with any background information, to the Compensation Committee for review and consideration. The Compensation Committee may approve, modify, or reject those proposals, or may request additional information from management or outside advisors or consultants on those matters.

For setting compensation levels for executives other than our Chief Executive Officer, the Compensation Committee will solicit and consider the recommendations of the Chief Executive Officer, including his review of the officer’s performance and contributions in the prior year, and his recommendations for the potential compensation levels that should be set for each executive officer for the coming year.

Role of Other Independent Board Members

With respect to our Chief Executive Officer, the Compensation Committee generally prepares an evaluation of the Chief Executive Officer, which it then reviews with the independent members of the Board for their input and consideration. The Compensation Committee also submits to the independent Board members its recommendations for Chief Executive Officer compensation. The final compensation elements and levels for the Chief Executive Officer are then determined by the independent members of the Board.

No executive officer is present or participates directly in approving the amount of any component of his or her own compensation package.

Use of Peer Company Data

In December 2019, our Compensation Committee reviewed our group of peer companies to ensure appropriateness for use in assessing the Company’s executive compensation program and to align with governance and market best practices. The objective was to identify approximately 15 to 20 companies that were reasonably comparable to AcelRx in terms of industry, stage of development and financial characteristics to support compensation decision making. For 2020, our Compensation Committee, using information provided by Radford, established a peer group of publicly traded companies in the pharmaceutical and biotechnology industries based on a balance of the following criteria:

●	Late stage and early commercial biotech and pharmaceutical companies, with an emphasis on companies in the SF Bay Area or other biotech “hub” markets;

●	Market capitalization between $100 million and $500 million, based on the Company’s then-current valuation of approximately $161 million;

●	Headcount less than 200 full-time employees; and

●	Revenues less than $100 million.

As a result, our peer group for 2020 consisted of the following companies:

Adamas Pharmaceuticals, Inc.	Ardelyx, Inc.
BioDelivery Sciences International, Inc.	ChemoCentryx, Inc.
Collegium Pharmaceutical, Inc	Cytokinetics, Inc.
Dermira, Inc.	DURECT Corporation
Dynavax Technologies Corporation	Eyepoint Pharmaceuticals, Inc.
Flexion Therapeutics, Inc.	Geron Corporation
Ocular Therapeutix, Inc.	Paratek Pharmaceuticals, Inc.
Rigel Pharmaceuticals, Inc.	Sorrento Therapeutics, Inc.

These peer group companies, based on available data at the time of our analysis in December 2019, had a market capitalization ranging from $114 million to $609 million and a median of $357 million, as compared to our market capitalization of $161 million; a range of revenue for the previous four quarters of $1 to $296 million and a median of $31 million, as compared to our revenue of $2.4 million; and a number of employees ranging from 17 to 382 with a median of 159, as compared to our 99 employees. The peer group companies may differ from us in size as we compete with many larger and more local companies for talent. Our Compensation Committee generally uses the peer group for a broad understanding of market compensation practices and our positioning within the peer group with respect to each element of our compensation program. In addition, the Compensation Committee finds the peer data useful in evaluating whether our overall executive compensation programs are providing sufficient incentive opportunities and retention components, given the competitive market that exists for talented and experienced executives. In some circumstances, our Compensation Committee targets compensation components to meet certain benchmarks, such as targeting salary to be at or near the 50th percentile of our peer group. However, our Compensation Committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because compensation benchmarking does not take the specific performance of our executives, the performance of the company as a whole, or other unique business circumstances into account.

Elements of Executive Compensation

As discussed above, the compensation of our executive officers generally consists of four principal components: base salary, annual incentive bonuses, long-term equity incentives, and employee benefits. We also provide severance and other benefits following termination of employment under certain circumstances.

Base Salary

As a general matter, we pay our named executive officers a base salary to provide them a stable source of income for the work that they perform during the year. The Compensation Committee generally seeks to set executive salaries at or near the 50th percentile of our peer group. Base salaries are initially established through negotiation at the time the executive is hired, taking into account his or her qualifications, experience, and competitive market salary information for similar positions in our industry. Thereafter, the Compensation Committee reviews the base salaries of our executive officers annually and adjustments, if any, are made based on our company’s performance and available budget, the performance of each executive officer against his individual job and responsibilities, competitive market conditions for executive compensation for similar positions, as well as increases in the cost of living. As a result of these factors, actual executive salaries may be higher than the 50th percentile of our peer group.

In January and February 2020, our Compensation Committee reviewed base salary levels for our named executive officers against salaries for similar positions from our peer group of companies. In connection with this review, our Compensation Committee (and Board in the case of our Chief Executive Officer) decided to limit increases to the base salaries of our named executive officers in 2020 to approximately 3% merit increases. Accordingly, the table below shows the increases in annual base salaries for our named executive officers between fiscal 2019 and fiscal 2020.

Name	2019 Annual Base Salary ($)	2020 Annual Base Salary ($)	Percentage Increase to Annual Base Salary
Vincent Angotti	618,000	636,540	3%
Raffi Asadorian	430,000	442,900	3%
Pamela P. Palmer, M.D., Ph. D.	481,800	496,236	3%
Badri Dasu	351,800	362,324	3%

Annual Incentive Bonuses

Our annual Cash Bonus Plan is designed to provide an incentive to our executive officers and other employees to achieve our short-term corporate performance objectives, and to reward them when these objectives are achieved, while also taking into account the level of individual contribution. Under the annual Cash Bonus Plan, target bonus levels are assigned based on various categories of employees, with our executive employees having higher bonus opportunities, but also more pay at risk in the event our performance objectives are not achieved. Each year, the Compensation Committee and Board review a detailed set of overall corporate performance goals for the current year for use under our annual bonus plan. These performance objectives are initially prepared by management, reviewed (and revised, if determined appropriate) by the Compensation Committee, and then presented to the full Board for approval. Goals under the annual incentive bonuses are set based on the Company’s overall performance objectives, as well as the objectives for performance within each executive’s functional area, including his or her relative individual contributions, while taking into account competitive market information.

Whether or not a bonus is paid for any year and the actual amount of a bonus awarded in any year is within the discretion of our Board. The actual amount of a bonus awarded in any year may be more or less than the target amount, depending on the Board of Directors’ assessment as to whether and to what extent we have achieved our pre-specified corporate objectives, and whether and to what extent an individual has achieved his or her pre-specified individual objectives.

The Compensation Committee (and Board in the case of our Chief Executive Officer) set target bonus percentages at or near the 50th percentile of our peer group. For 2020, the target bonus percentage was 60% of annual base salary for our Chief Executive Officer, 40% of annual base salary for our Chief Medical Officer, 40% of annual base salary for our Chief Financial Officer, and 35% of annual base salary for our Chief Engineering Officer, which are the same bonus target percentages that were in effect for 2019, except for our Chief Executive Officer, whose target bonus percentage was increased to 60% in order to position his target more competitively with the 2020 peer group. The weighting of the corporate performance and individual performance goals for the executives was not changed. Since our Chief Executive Officer is responsible for the overall performance of the Company, his 2020 annual bonus was based solely on the Company’s overall performance in achieving corporate goals. For our other named executive officers, the cash bonus was weighted 60% on achievement of the Company’s 2020 corporate objectives and 40% on achieving his or her individual performance goals, as determined by the Chief Executive Officer and approved by the Compensation Committee.

When approving the Company’s corporate performance objectives for a year, the Compensation Committee determines the Company’s achievement against the pre-established weightings to the objectives. In making its assessment, the Compensation Committee considers the degree of success achieved for each corporate goal, comparing actual results against the pre-determined deliverables associated with each objective. In order to establish the Company’s achievement of those objectives following its review of the Company’s performance for the year, the Compensation Committee first determines the percent achievement level for each objective, and then adds the percentages achieved for all the objectives. For example, if four objectives are established with equal weightings of 25% each and the Compensation Committee determines that objective 1 was achieved at 25%, objective 2 was not achieved, objective 3 was achieved at 100%, and objective 4 was achieved at 75%, then the Company’s achievement of its corporate performance objectives for the year would be 50%, which is the sum of 6.25% from objective 1, 0% from objective 2, 25% from objective 3 and 18.75% from objective 4. Once the Company’s performance objectives for a year are established, the Compensation Committee only revisits them if needed to address extraordinary circumstances.

Our 2020 corporate performance objectives, as recommended by our Compensation Committee and approved by our Board, were as follows:

•

Achieve commercial objectives for DSUVIA relating to net sales, Milestone C approval from the DoD, addition to the DoD’s Joint Deployment Formulary, number of formulary approvals and REMS certified facilities, and the manufacture and supply of DSUVIA;

•	Execute DSUVIA REMS program and comply with its requirements;

•	Undertake activities to support the commercialization of Zalviso by Grünenthal in the EU;

•	Advance Zalviso for potential approval by the United States Food and Drug Administration (“FDA”);

•	Maintain adequate capitalization to achieve corporate objectives; and

•	Pursue value-enhancing business development opportunities;

During 2020, the Compensation Committee re-assessed the pre-established objectives in light of the significant impacts the COVID-19 pandemic was having on our business and revised some of the metrics within the objectives to account for such impacts. As part of the re-assessment, the Compensation Committee considered:

●	the difficulty of the pre-established performance objective;

●	whether significant unforeseen obstacles altered the expected difficulty of achieving the desired results;

●	other factors that may have made the stated objectives more or less important to our success accounting for the changed circumstances; and

●

other accomplishments by us during the year or other factors which, although not included as part of the formal goals, are nonetheless deemed important to our near- and long-term success accounting for the changed circumstances.

In February 2021, the Compensation Committee reviewed the performance of the Company against its 2020 goals, as revised by the Compensation Committee. Due to the Company’s net sales of DSUVIA, execution of the DSUVIA REMS program, maintenance of adequate capitalization, and pursuit of partnering opportunities, the Compensation Committee determined that the Company had achieved 74.5% of its revised 2020 corporate objectives, which was then presented and confirmed by the Board.

Also in February 2021, the Board confirmed that Mr. Asadorian and Dr. Palmer each achieved a performance level of 100%, and Mr. Dasu achieved a performance level of 94%, against his or her individual performance goals for 2020. In making these determinations, the Board considered the following:

●

In evaluating Mr. Asadorian’s performance, the Compensation Committee considered his attainment of certain defined individual objectives. In particular, in 2020 Mr. Asadorian achieved our 2020 cash flow plan; ensured sufficient capital to commercialize DSUVIA through 2021; and managed our business development strategy, culminating in our entry into a distribution agreement with Zimmer Biomet to market DSUVIA within the dental and oral surgery markets in the United States exclusively through Zimmer Biomet's Dental division.

●

In evaluating Dr. Palmer’s performance, the Compensation Committee considered her attainment of certain defined individual objectives. In particular, in 2020 Dr. Palmer oversaw the review and approval of investigator-initiated trial grants as Chairperson of our Grants and External Financing Committee; coordinated an investor relations conference with key opinion leaders; and oversaw the DSUVIA REMS program, which achieved 100% compliance, and included the certification process, auditing process, corrective and preventive actions plans and submission of reports to the FDA.

●

In evaluating Mr. Dasu’s performance, the Compensation Committee considered his attainment of certain defined individual objectives. In particular, in 2020 Mr. Dasu managed delivery of DSUVIA to our third-party logistics company per our production plan; ensured that testing and installation of our high-volume automated packaging line progressed despite the challenges caused by the COVID-19 pandemic, including the imposition of travel restrictions; managed the supply of Zalviso to Grünenthal GmbH, or Grünenthal, in accordance with accepted purchase orders; timely and efficiently coordinated close-out activities of our relationship with Grünenthal following the termination of our agreements with them; and coordinated our effort to secure a second supplier of our active pharmaceutical ingredient.

In February 2021, pursuant to the 2020 Bonus Plan, the Compensation Committee awarded (and, in the case of our Chief Executive Officer, based on the recommendations of the Compensation Committee, the Board awarded) cash bonuses to our executives based on the confirmed attainment level of the 2020 corporate objectives and the confirmed attainment level of their respective individual performance goals for 2020. All bonus amounts were paid in the first quarter of 2021.

The table below provides the target bonus for each named executive officer, the level of performance achieved against the goals, and the amount of the actual bonus paid:

Name	2020 Target Bonus as a Percentage of Annual Base Salary	2020 Target Bonus($)	Level of Achievement of Corporate Goals	Level of Achievement of Individual Goals	2020 Actual Bonus Paid ($)
Vincent Angotti	60%	381,924	74.5%	N/A	284,533
Raffi Asadorian	40%	177,160	74.5%	100%	150,055
Pamela P. Palmer, M.D., Ph. D.	40%	198,494	74.5%	100%	168,125
Badri Dasu	35%	126,813	74.5%	94%	104,367

Equity Compensation

Equity incentives represent the largest at-risk element of our executive compensation program. Our equity incentives are designed to align the interests of our executive officers with those of our stockholders by creating an incentive for our executive officers to maximize stockholder value and to remain employed with us despite a competitive labor market. In general, equity awards are granted once annually to existing employees, including our executive officers, and upon a new hire or promotion, and are subject to vesting over time, based on the individual’s continued employment. Typically, equity awards are granted to our existing executive officers at the beginning of each fiscal year, and these annual equity awards consist of stock options and RSUs. Sometimes such annual equity awards are made at the end of a fiscal year.

The equity grant value for equity awards is split roughly equally between stock options and RSUs, with the number of RSUs equal to 50% of the number of stock options. Stock options shall vest as follows: one-fourth (1/4) shall vest on the one-year anniversary of the grant date, and then 1/48th of the shares shall vest on each of the 36 months thereafter, in all cases subject to the employee’s continuous service. The RSUs shall vest over three years: one-third (1/3) on each anniversary of the grant date, in all cases subject to the employee’s continuous service.

In making equity grants (or recommendations to our Board in the case of our Chief Executive Officer), our Compensation Committee refers to guidelines regarding the size of long-term equity incentives to award to our named executive officers that we have developed based on an executive’s position, which in turn were developed based on data from our peer group. Our Compensation Committee and Board also consider the role and responsibilities of the named executive officers, competitive factors, the non-equity compensation received by the named executive officers in current and previous years, as well as the total available pool of equity to be granted in the current fiscal year and each executive’s current equity ownership in the Company and the extent to which outstanding awards are fully vested. After reviewing all of these factors, the Compensation Committee awarded (based on the Board’s approval of the Compensation Committee’s recommendations to our Board with respect to our Chief Executive Officer), our then-serving named executive officers the stock options reflected in the tables that follow this CD&A. The annual stock option grants to Mr. Angotti, Mr. Asadorian, Dr. Palmer, and Mr. Dasu were made in February 2020, which awards were set to be at or near the 50th percentile of our peer group based on a blended long-term incentive value and percent of company basis. Although awards were below market in terms of value, from a percent of company perspective, equity grants in 2020 were at the 75th percentile. Our Compensation Committee (and Board with respect to our Chief Executive Officer) believes setting equity awards at or near the 50th percentile of our peer group based on a blended long-term incentive value and percent of company basis strengthens the alignment of our named executive officers’ interests with those of our stockholders.

Perquisites and Other Benefits

Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers, which are also generally available to employees, including medical, dental, vision and life insurance coverage and 401(k) employer contributions; however, the Compensation Committee in its discretion may revise, amend or add to these benefits. Our 401(k) plan provides that eligible employees can elect to contribute to the 401(k) plan, subject to certain limitations. Pursuant to the 401(k) plan, we make annual matching contributions to each participant in the 401(k) plan of up to 4% of the participant’s related compensation. All matching contributions are subject to a three-year vesting schedule, based on the number of years of service with the Company.

Severance Benefits

We maintain a Severance Plan (as defined below) for certain of our executive officers, under which our named executive officers are also eligible to become participants. We have also entered into offer letter agreements with certain of our named executive officers, including Mr. Angotti, that include severance and change of control benefits. The terms of the severance and change of control benefits are described in more detail below in the section entitled “Potential Payments Upon Termination or Change of Control.” Given the nature of the industry in which we participate and the range of strategic initiatives that we may explore, we believe providing severance and change of control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals in a marketplace where these types of arrangements are commonly offered by our peer companies. Change of control benefits are generally structured on a “double-trigger” basis, meaning that the executive officer must experience a constructive termination or a termination without cause in connection with the change of control in order for the change of control benefits to become due, except as noted below. By establishing these severance benefits, we believe we can mitigate the distraction and loss of executive officers that may occur in connection with rumored or actual fundamental corporate changes and thereby protect stockholder interests while a transaction is under consideration or pending.

Employment Agreements and Arrangements

We have entered into offer letter agreements with each of our named executive officers, in connection with each named executive officer’s commencement of employment with us. Each of our executive officers is employed “at-will,” and each such executive officer’s employment may be terminated at any time by us or the named executive officer. These offer letter agreements provide for the named executive officer’s initial base salary, a target annual bonus opportunity, eligibility to participate in our standard benefit plans and in certain cases, a new hire stock option grant along with vesting provisions with respect to such stock option grant. These agreements also provide for severance benefits upon termination of employment or a change of control of our company, which are described in more detail under the heading “Benefits Upon Termination or Change in Control.”

2021 Compensation Actions

In February 2021, the Compensation Committee and Board approved base salary and target bonuses for our named executive officers that were generally consistent with past practice.

In March 2021, the Compensation Committee approved (with the approval of the Board with respect to our Chief Executive Officer) time-based vesting stock options and restricted stock units for our named executive officers that were generally consistent with past practice, except that our Chief Executive Officer was not granted refresh time-based vesting options in 2021 so that a greater portion of his annual equity award could be provided in the form of share price performance options that would be eligible to vest only if we met the applicable performance goals.

Share Price Performance Options

In March of 2021, the Compensation Committee (with the approval of the Board with respect to our Chief Executive Officer) also approved share price performance-based vesting options for our named executive officers in addition to their regular time-based vesting grants in order to motivate our executive team to achieve performance goals that will substantially increase the value of our shares and align their interests with those of our stockholders over the long term and to increase the amount of compensation that is “at-risk,” especially for our Chief Executive Officer. The table below shows the number of share price performance options granted to our named executive officers in March 2021.

Name	Performance Options (#)
Vincent Angotti	1,000,000
Raffi Asadorian	68,750
Pamela P. Palmer, M.D., Ph. D.	68,750
Badri Dasu	50,000

The share price performance options are eligible to vest subject to the satisfaction of the service-based vesting requirements specified below and attainment of share price target goals. For the performance option to become eligible to vest, the share price goals must be attained during the performance period commencing on the date of grant of the performance option and ending on December 31, 2024 (the “Performance Period”) as follows:

●	$4.00 (33% of the award);

●	$5.00 (33% of the award); and

●	$6.00 (34% of the award).

In order to satisfy a price target goal during the Performance Period, our average closing stock price must equal or exceed the applicable target level as measured over a period of thirty consecutive trading days within the Performance Period. Upon certification by the Compensation Committee that a performance price target goal is satisfied, the number of performance options eligible to vest based upon attainment of the price target will be earned and will vest on the one-year anniversary of such certification date, so long as the person remains in continuous service through such applicable vesting date.

If a Change in Control occurs prior to the end of the Performance Period in which the common stock is sold, and the sale price of the shares of common stock in the Change in Control exceeds a share price target goal, the number of performance options subject to such share price target goal will be eligible to be earned and will vest on the one-year anniversary of the closing of the Change in Control transaction (without further action by the Compensation Committee), so long as the participant remains in Continuous Service through such one-year anniversary date. Any portion of the performance option that is not eligible to vest based upon the applicable sale price of the shares of the common stock in the Change in Control will immediately terminate and be forfeited upon the Change in Control.

All performance options are subject to the terms of applicable offer letters and the Company’s severance benefit plan described below.

Analysis of Risks Presented by our Compensation Policies and Programs

Our Compensation Committee has discussed the concept of risk as it relates to the forms and amounts of compensation at AcelRx and believes that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us. In addition, our Compensation Committee believes that the mix and design of the elements of our executive compensation program do not encourage management to assume excessive risks. Our compensation program consists of both fixed and variable compensation. The fixed (or salary) portion is designed to provide a steady income regardless of our stock price performance so that executives do not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both short-term and long-term corporate performance. We believe that the variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce positive short- and long-term corporate results, while the fixed element is also sufficiently high such that executives are not encouraged to take unnecessary or excessive risks in doing so. Because executive officers receive a significant portion of their compensation in the form of equity, with multiple year vesting, this discourages them from making short-term decisions that may result in long-term harm to the organization. Furthermore, the performance goals used to determine the amount of an executive officer’s bonus are measures that the Compensation Committee believes contribute to long-term stockholder value and promote the continued viability of the company and are often focused on key events related to the overall success of our product development. Finally, compensation decisions include subjective considerations, which help to constrain the influence of formulas or objective factors on excessive risk taking.

Clawback and Anti-Hedging Policy

We do not have a policy to attempt to recover cash bonus payments paid to our executive officers if the performance objectives that led to the determination of such payments were to be restated or found not to have been met to the extent the Compensation Committee originally believed. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. Margin accounts or pledged securities are not permitted according to our Insider Trading Policy, because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of inside information or is otherwise not permitted to trade in AcelRx securities. Likewise, hedging transactions or short sales are not permitted under our Insider Trading Policy to ensure that the director, officer or employee continues to have the same objectives as the Company’s other shareholders.

Accounting and Tax Considerations

AcelRx accounts for stock-based awards exchanged for employee services in accordance with the Compensation – Stock Compensation topic of the Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC. In accordance with the topic, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense over the period during which it is earned.

Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for (i) certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date or (ii) the reliance period exception for certain compensation paid by corporations that became publicly held on or before December 20, 2019.

Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than in the Company’s Annual Report on Form 10-K where it shall be deemed to be furnished, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee has reviewed and discussed with management the CD&A contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

The foregoing report has been furnished by the Compensation Committee.

Richard Afable, M.D., Committee Chair

Mark Wan

Adrian Adams

Summary Compensation Table

The following table sets forth certain summary information for the year indicated with respect to the compensation earned by our Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated executive officers as of December 31, 2020. We refer to these individuals as our “named executive officers” elsewhere in this proxy statement.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Vincent J. Angotti	2020	636,540	—	344,000	489,049	284,533	11,400	1,765,522
Chief Executive Officer	2019	618,000	—	502,000	727,030	266,822	11,200	2,125,052
	2018	600,000	—	—	797,845	330,000	11,000	1,738,845

Raffi Asadorian	2020	442,900	—	118,250	168,111	150,055	11,400	890,716
Chief Financial Officer	2019	430,000	—	172,563	249,917	149,812	11,200	1,013,492
	2018	400,000	—	—	336,235	160,000	11,000	907,235

Pamela P. Palmer, M.D., Ph.D.	2020	496,236	—	118,250	168,111	168,125	11,400	962,122
Chief Medical Officer	2019	481,800	—	172,563	249,917	167,853	11,200	1,083,333
	2018	467,750	—	—	394,364	190,842	11,000	1,063,956

Badri Dasu	2020	362,324	—	86,000	122,262	104,367	11,400	686,353
Chief Engineering Officer	2019	351,800	—	125,500	181,758	106,000	11,200	776,258
	2018	341,525	—	—	262,149	119,534	11,000	734,208

(1)

The dollar amounts in this column represent the aggregate grant date fair value of the RSUs granted during the fiscal year, as computed in accordance with ASC 718, not including any estimates of forfeitures. For a discussion of valuation assumptions, see Note 1 to our financial statements and the discussion under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation” included in our Annual Report on Form 10-K filed with the SEC on March 15, 2021. These amounts do not necessarily correspond to the actual economic value that may be received by the named executive officers.

(2)

The dollar amounts in this column represent the aggregate grant date fair value of all option awards granted during the indicated year. These amounts have been calculated in accordance with ASC 718, using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. For a discussion of valuation assumptions, see Note 1 to our financial statements and the discussion under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation” included in our Annual Report on Form 10-K filed with the SEC on March 15, 2021. These amounts do not necessarily correspond to the actual value that may be recognized from the option awards by the named executive officers.

(3)	The dollar amounts in 2020 reflect the incentive bonuses awarded to the named executive officers under the Company’s 2020 Cash Bonus Plan and which were paid in the first quarter of 2021.
(4)	Reflects matching contributions made by AcelRx under its 401(k) Plan on behalf of each named executive officer.

In February 2017, we entered into an offer letter agreement with Mr. Angotti, which provided for an initial annual base salary of $600,000 with an annual cash bonus targeted at 55% of Mr. Angotti’s base salary. As of the date of this proxy statement, Mr. Angotti’s annual base salary is $636,540 and Mr. Angotti is eligible for an annual target bonus of up to 60% of his annual base salary.

In July 2017, we entered into an offer letter agreement with Mr. Asadorian, which provided for an initial annual base salary of $400,000 with an annual cash bonus targeted at 30% of Mr. Asadorian’s base salary. As of the date of this proxy statement, Mr. Asadorian’s annual base salary is $460,616 and Mr. Asadorian is eligible for an annual target bonus of up to 40% of his annual base salary.

In December 2010, we entered into an offer letter agreement with Dr. Palmer, which provided for an initial annual base salary of $375,000. As of the date of this proxy statement, Dr. Palmer’s annual base salary is $511,124 and Dr. Palmer is eligible for an annual target bonus of up to 40% of her annual base salary.

In December 2010, we entered into an offer letter agreement with Mr. Dasu, which provided for an initial annual base salary of $235,000. As of the date of this proxy statement, Mr. Dasu’s annual base salary is $373,194 and Mr. Dasu is eligible for an annual target bonus of up to 35% of his annual base salary.

Pay Ratio

Pursuant to the Exchange Act, we are required to calculate and disclose in this proxy statement the ratio of the total annual compensation of our Chief Executive Officer, to the median of the total annual compensation of all of our employees (excluding our Chief Executive Officer) for the last fiscal year. Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our Chief Executive Officer’s total compensation for 2020 was $1,765,522, and the total compensation of our median employee for 2020 was $253,159. Accordingly, we estimate the ratio of our Chief Executive Officer’s total compensation for 2020 to the median of the total compensation of all of our employees (excluding our Chief Executive Officer) for 2020 to be 6.9 to 1 (such ratio, the “Chief Executive Officer Pay Ratio”).

We selected December 31, 2020, which is a date within the last three months of fiscal 2020, as the date we would use to identify our median employee. We identified the median employee by examining the 2020 annual base salary for all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2020. We included all employees in this analysis. We annualized the compensation of all part-time employees and all non-temporary employees who were not employed by us for all of 2020. We did not make any cost-of-living adjustments in identifying the median employee.

Once the median employee was identified as described above, that employee’s total annual compensation for fiscal 2020 was determined using the same rules that apply to reporting the compensation of our named executive officers (including our Chief Executive Officer) in the “Total” column of the Summary Compensation Table above. The total compensation amounts included in the first paragraph of this pay-ratio disclosure were determined based on that methodology.

The Chief Executive Officer Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Neither the Compensation Committee nor our management used our Chief Executive Officer Pay Ratio measure in making compensation decisions.

Grants of Plan Based Awards in Fiscal 2020

The following table provides information with regard to each grant of plan-based award made to a named executive officer under any plan during the fiscal year ended December 31, 2020.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards - Target($)(1)	Stock Awards: Number of Shares of Stock or Units Granted (#)(2)	Option Awards: Number of Securities Underlying Options Granted (#)(3)	Exercise Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock Awards and Option Awards ($)
Vincent J. Angotti	2/6/2020			400,000	1.72	489,049
	2/6/2020		200,000			344,000
		381,924

Raffi Asadorian	2/6/2020			137,500	1.72	168,111
	2/6/2020		68,750			118,250
		177,160

Pamela P. Palmer, M.D., Ph.D.	2/6/2020			137,500	1.72	168,111
	2/6/2020		68,750			118,250
		198,494

Badri Dasu	2/6/2020			100,000	1.72	122,262
	2/6/2020		50,000			86,000

(1)

The amounts represent the target value of a cash bonus award to each respective named executive officer in 2020 under the Annual Bonus Plan approved by the Compensation Committee. There is no minimum or maximum bonus amount under the Annual Bonus Plan. The cash bonus award amounts actually paid under the Annual Bonus Plan to the named executive officers in 2020 are shown in the Summary Compensation Table for 2020 under the heading “Non-Equity Incentive Plan Compensation” and the accompanying footnote. Please refer to “Compensation Discussion and Analysis” above for a description of the Annual Bonus Plan.

(2)	The RSUs granted to our named executive officers in 2020 vest in three equal consecutive annual installments on the first three anniversaries of the date of grant.
(3)

The time-vested stock options granted to our named executive officers in 2020 are exercisable with respect to 25% of the shares starting on the one-year anniversary of the date of grant, and with respect to 1/48th of the shares monthly thereafter, subject to continuous service. Each of these options expires 10 years from the date of grant.

(4)	Options are granted at an exercise price equal to the fair market value of our common stock, as determined by reference to the closing price reported by the Nasdaq Global Market on the date of grant.

Outstanding Equity Awards at December 31, 2020

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2020.

		Option Awards(1)				Stock Awards(2)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Vincent J. Angotti	2/6/2020					200,000	248,000
	2/6/2020		400,000	1.72	2/6/2030
	2/11/2019					133,340	165,342
	2/11/2019	183,333	216,667	2.51	2/11/2029
	1/22/2018	255,208	94,792	2.00	1/22/2028
	3/6/2017	750,000	50,000	3.30	3/6/2027
		192,500		2.23	4/9/2028

Raffi Asadorian	2/6/2020					68,750	85,250
	2/6/2020		137,500	1.72	2/6/2030
	2/11/2019					45,836	56,837
	2/11/2019	63,020	74,480	2.51	2/11/2029
	1/22/2018	107,552	39,948	2.00	1/22/2028
	8/16/2017	183,333	36,667	3.00	8/16/2027
		81,125		2.23	4/9/2028

Pamela P. Palmer, M.D., Ph.D.	2/6/2020					68,750	85,250
	2/6/2020		137,500	1.72	2/6/2030
	2/11/2019					45,836	56,837
	2/11/2019	63,020	74,480	2.51	2/11/2029
	1/22/2018	126,145	46,855	2.00	1/22/2028
	2/7/2017	126,979	5,521	3.00	2/7/2027
	2/10/2016	110,500		3.40	2/10/2026
		95,150		2.23	4/9/2028
		110,000		6.60	12/2/2024
		100,000		10.34	2/4/2024
		388,137		5.31	2/5/2023
		231,911		3.39	2/7/2022
		100,000		3.45	3/2/2021

Badri Dasu	2/6/2020					50,000	62,000
	2/6/2020		100,000	1.72	2/6/2030
	2/11/2019					33,335	41,335
	2/11/2019	45,833	54,167	2.51	2/11/2029
	1/22/2018	83,854	31,146	2.00	1/22/2028
	2/7/2017	76,187	3,313	3.00	2/7/2027
	2/10/2016	70,000		3.40	2/10/2026
		63,250		2.23	4/9/2028
		70,000		6.60	12/2/2024
		60,000		10.34	2/4/2024
		131,316		5.31	2/5/2023
		51,319		3.39	2/7/2022
		52,500		3.45	3/2/2021

(1)

Unless otherwise noted, all awards were granted pursuant to our 2011 Equity Incentive Plan. With the exception of the performance-based stock options granted on April 9, 2018, all stock options vest over 4 years, with 25% of the shares vesting on the one year anniversary of the vesting commencement date, and 1/48th of the shares vesting monthly thereafter, subject to continuous service. Vesting commencement dates are included for stock options that were not fully vested as of December 31, 2020. The performance-based stock options granted to our named executive officers on April 9, 2018 were exercisable as follows: 50% of the stock option award became vested and exercisable upon the Company’s achievement of commercial approval by the FDA of its NDA for DSUVIA on or before February 15, 2019, which FDA approval was received on November 2, 2018; and the remaining 50% of the award vested on the one-year anniversary of the date of such FDA approval, or November 2, 2019, subject to continuous service.

(2)	The RSUs granted to our named executive officers in 2020 vest in three equal consecutive annual installments on the first three anniversaries of the vesting commencement date.

Option Exercises and Stock Vested

The following table presents information regarding each exercise of stock options and each vesting of RSUs during the fiscal year ended December 31, 2020.

Name	Number of Share Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Vincent J. Angotti	-	-	66,660	113,989

Raffi Asadorian	-	-	22,914	39,183

Pamela P. Palmer, M.D., Ph.D.	-	-	22,914	39,183

Badri Dasu	-	-	16,665	28,497

Potential Payments Upon Termination or Change of Control for each Named Executive Officer

The table below reflects the amount of compensation to each of the named executive officers pursuant to each executive’s employment agreement or our Severance Plan, as applicable, in the event of termination of such executive’s employment or in the event of a change of control. The amounts shown assume that a named executive officer’s termination was effective as of December 31, 2020.

Potential Payments Upon Termination or Change of Control for each Named Executive Officer

Executive benefits and payments upon termination(1) (2) (3):	Involuntary termination not for cause or by constructive termination not in connection with a change of control($)	Involuntary termination not for cause or by constructive termination following a change of control($)
Vincent J. Angotti
Base salary	636,540	1,273,080
Non-equity incentive compensation	381,924	1,048,381
Medical continuation	32,687	65,374
Value of accelerated equity awards	165,317	413,342

Raffi Asadorian
Base salary	221,450	442,900
Non-equity incentive compensation	—	177,160
Medical continuation	13,815	27,630
Value of accelerated equity awards	—	142,087

Pamela P. Palmer, M.D., Ph.D.
Base salary	248,118	496,236
Non-equity incentive compensation	—	198,494
Medical continuation	9,490	18,980
Value of accelerated equity awards	—	142,087

Badri Dasu
Base salary	181,162	362,324
Non-equity incentive compensation	—	126,813
Medical continuation	16,344	32,687
Value of accelerated equity awards	—	103,335

(1)

The amounts shown above reflect the benefits payable under Mr. Angotti’s employment offer letter and to our other named executive officers pursuant to our Severance Benefit Plan in place as of December 31, 2020. Please see “Benefits Upon Termination or Change in Control” below for a description of the terms of the Severance Benefit Plan as amended and restated.

(2)

The closing price of our common stock on December 31, 2020 was $1.24 per share. Accordingly, the aggregate intrinsic value represents only the value for those options in which the exercise price of the option is less than the market value of our stock on December 31, 2020. In addition, settlement of the RSUs is assumed to have occurred on December 31, 2020.

(3)	The value of accelerated equity awards includes both time-vested RSUs and options awards.

Benefits Upon Termination or Change in Control

Mr. Angotti. Under our offer letter agreement with Mr. Angotti, in the event that Mr. Angotti’s employment is terminated by us without cause (and not due to his death or disability) or he resigns for good reason, referred to as an involuntary termination, then he will be entitled to the following severance benefits: (i) a lump sum cash severance payment in an amount equal to twelve months of his then-current base salary, plus 100% of his target annual bonus for the year of termination; (ii) reimbursement of COBRA premiums for up to twelve months; (iii) twelve months’ worth of accelerated vesting of his equity awards, and (iv) extended exercisability of vested options for up to twelve months following his termination date. In addition, if Mr. Angotti experiences an involuntary termination within three months prior to or eighteen months following a change in control of AcelRx, then his severance benefits will be increased as follows: (w) the lump sum cash severance payment will instead be an amount equal to twenty-four months of his then-current base salary, plus 200% of his target annual bonus; (x) he will be entitled to payment of any bonus earned but not yet paid for the prior fiscal year; (y) the COBRA premium reimbursement period will be for up to twenty-four months; and (z) 100% of all then-unvested equity awards will accelerate as of his termination date. In order to receive any severance benefits, Mr. Angotti must sign a waiver and release of claims in favor of AcelRx.

Severance Benefit Plan. In February 2017, our Board adopted an Amended and Restated Severance Benefit Plan (the “Severance Plan”), to create two tiers of severance benefits payable to participating executive officers upon an involuntary termination in connection with a change in control, depending on the executive officer’s position with AcelRx as of the change in control transaction. The Severance Plan is subject to the Employee Retirement Income Security Act of 1974 and is and intended to maintain the competitiveness and effectiveness of our total compensation packages. The Severance Plan replaces the prior change of control and severance arrangements contained in the offer letter agreements with Dr. Palmer and Mr. Dasu.

The Severance Plan provides that if an executive officer’s employment with us is terminated by us without cause (and not due to death or disability) or the executive officer resigns for good reason (as such terms are defined in the Severance Plan), referred to below as an involuntary termination, the executive officer will receive (i) a lump sum severance payment equal to 6 months of the monthly base salary the executive officer was receiving immediately prior to such termination date; and (ii) up to 6 months of reimbursement for premiums paid for COBRA coverage for the executive officer and his or her eligible dependents. In addition, the Severance Plan provides for the following enhanced severance benefits if an executive officer’s involuntary termination occurs within 3 months prior to or within 18 months after a change in control (as such term is defined in the Severance Plan) of AcelRx:

Severance Benefit	C-level officers *	VP, SVP or EVP
Base Salary:	12 months	6 months
Target Bonus:	100% of target bonus opportunity	Greater of 50% of target bonus opportunity, or a prorated amount of target bonus opportunity through termination date
Reimbursement of COBRA Premiums:	Up to 12 months	Up to 6 months
Vesting Acceleration:	100% vesting and exercisability of all outstanding unvested equity awards subject to time-based vesting	Same as for C-level executive officers
Extended exercisability of stock options:	Until 6 months after termination date (or earlier expiration date of the award)	Same as for C-level executive officers

* Executive officer must elect to participate in the Severance Plan in lieu of any separate benefits in their employment offer letters

The Severance Plan also provides that in the event that an outstanding unvested time-based vesting equity award does not become an assumed award in connection with a change in control, each such outstanding equity award will become 100% vested and exercisable immediately prior to the effective date of the change in control. All severance benefits payable under the Severance Plan are subject to the execution of a waiver and release of claims in favor of AcelRx.

Mr. Angotti’s offer letter and the Severance Plan also contain a “better after-tax” provision, which provides that if any of the payments to the executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code, in each case based upon the highest marginal rate for the applicable tax.

Security Ownership of

Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our common stock as of April 16, 2021 by: (i) and (iv) all those known by us to be beneficial owners of more than five percent of our common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our current executive officers and directors as a group.

	Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares	% of Total
Stockholders Owning Greater than 5%:
BML Investment Partners, L.P. (2)	5,956,000	5.0%

Directors and Named Executive Officers:
Adrian Adams(3)	289,062	*
Richard Afable, M.D.(4)	100,062	*
Vincent J. Angotti(5)	1,887,792	1.6%
Marina Bozilenko	0	*
Mark G. Edwards(6)	345,521	*
Stephen J. Hoffman, M.D., Ph.D.(7)	111,562	*
Pamela P. Palmer, M.D., Ph.D.(8)	1,967,518	1.6%
Howard B. Rosen (9)	1,545,062	1.3%
Mark Wan(10)	111,562	*
Raffi Asadorian(11)	659,421	*
Badri Dasu(12)	817,636	*
All current executive officers and directors as a group (11 persons)(13)	7,835,198	6.2%

*	Less than 1%.
(1)

This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 119,102,999 shares outstanding on April 16, 2021, adjusted as required by rules promulgated by the SEC. The number of shares beneficially owned includes shares of common stock issuable pursuant to the exercise of stock options that are exercisable within 60 days of April 16, 2021. Shares issuable pursuant to the exercise of stock options that are exercisable stock options and restricted stock units vesting within 60 days of April 16, 2021, are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Based on information disclosed in a Schedule 13G/A filed with the SEC on February 10, 2021 by BML Investment Partners, L.P. (“BML LP”). Includes 5,200,000 shares reported as beneficially owned by BML LP, of which BML LP reports sole voting power and sole dispositive power with respect to 5,200,000 shares, and shared voting power and shared dispositive power with respect to zero shares, and 5,956,000 shares reported as beneficially owned by Braden M. Leonard (“Mr. Leonard”), of which Mr. Leonard reports sole voting power and sole dispositive power with respect to 756,000 shares, and shared voting power and shared dispositive power with respect to 5,200,000 shares. BML LP is a Delaware limited partnership whose general partner is BML Capital Management, LLC. The managing member of BML Capital Management, LLC is Mr. Leonard. As a result, Mr. Leonard is deemed to be the indirect owner of the shares held directly by BML LP. Despite such shared beneficial ownership, the reporting persons disclaim that they constitute a statutory group within the meaning of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934. The address for BML LP is 65 E. Cedar - Suite 3, Zionsville, IN 46007.

(3)	Includes 112,187 shares issuable pursuant to stock options exercisable within 60 days of April 16, 2021.
(4)	Includes 97,187 shares issuable pursuant to stock options exercisable within 60 days of April 16, 2021.
(5)	Includes 1,650,832 shares issuable pursuant to stock options exercisable within 60 days of April 16, 2021.
(6)	Includes 103,646 shares issuable pursuant to stock options exercisable within 60 days of April 16, 2021.
(7)	Includes 109,687 shares issuable pursuant to stock options exercisable within 60 days of April 16, 2021.
(8)	Includes 1,438,405 shares issuable pursuant to stock options exercisable within 60 days of April 16, 2021.
(9)	Includes 1,485,687 shares issuable pursuant to stock options exercisable within 60 days of April 16, 2021.
(10)	Includes 109,687 shares issuable pursuant to stock options exercisable within 60 days of April 16, 2021.
(11)	Includes 536,332 shares issuable pursuant to stock options exercisable within 60 days of April 16, 2021.
(12)	Includes 712,884 shares issuable pursuant to stock options exercisable within 60 days of April 16, 2021.
(13)	Includes 6,356,534 shares issuable pursuant to stock options exercisable within 60 days of April 16, 2021.

Equity Compensation Plan Information

Equity Compensation Plan Information

The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (A)	Weighted-average exercise price of outstanding options, warrants and rights (2) (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A) (3)(4) (C)
Equity compensation plans approved by security holders	14,211,005	$3.20	10,767,294
Equity compensation plans not approved by security holders	—	$—	—
Total	14,211,005		10,767,294

(1)

Consists of the AcelRx Pharmaceuticals, Inc. 2011 Equity Incentive Plan, as amended (the “2011 Incentive Plan”), the 2020 Equity Incentive Plan (the “2020 Incentive Plan”), and the AcelRx Pharmaceuticals, Inc. Amended and Restated 2011 Employee Stock Purchase Plan (the “ESPP”). Number of securities includes (a) 12,813,022 options with a weighted-average remaining life of 6.1 years, (b) 1,397,983 shares of common stock to be issued following the vesting of RSUs for which no exercise price will be paid and (c) 0 shares of common stock issued under the current ESPP purchase period.

(2)	The calculation of weighted average exercise price includes only outstanding stock options.
(3)

Consists of shares available for future issuance under the 2020 Incentive Plan, including shares that were previously available for future issuance under the 2011 Incentive Plan at the time the 2020 Incentive Plan became effective and the 2006 Plan at the time of the execution and delivery of the underwriting agreement for our IPO, and the ESPP. As of December 31, 2020, 6,012,971 shares of common stock were available for issuance under the 2020 Incentive Plan and 4,754,323 shares of common stock were available for issuance under the ESPP. On February 26, 2021, 183,132 shares were purchased under the ESPP and as of April 16, 2021, up to a maximum of 283,140 shares may be purchased in the current purchase period.

(4)

The initial aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2020 Incentive Plan was 5,500,000 shares. On June 16, 2020, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors, approved the Amended and Restated 2011 Employee Stock Purchase Plan, or the Amended ESPP, which increased the aggregate number of shares of the Company’s common stock that may be issued pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates under the 2011 Employee Stock Purchase Plan, or ESPP, to 4,900,000 shares, subject to adjustment for certain changes in the Company’s capitalization, and removed the “evergreen” provision from the ESPP.

Related Person Transactions

And Indemnification

Policy and Procedures for Review of Related Party Transactions

Our Audit Committee charter provides that the Audit Committee will review and oversee all related party transactions. This review will cover any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related party had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party.

Our related party transactions policy sets forth the procedures for the identification, review, consideration and approval or ratification of transactions involving the Company and its related persons. The policy is designed to prevent transactions between the Company and any of its related persons that may interfere with the performance of the Company’s employees’ and directors’ duties to the Company or deprive the Company of a business opportunity. Any such transactions with related persons may present actual or potential conflicts of interests. However, the Company recognizes that whether or not a conflict exists is often unclear and, in many circumstances, transactions with related persons may, on balance, be beneficial to the Company and its stockholders.

Certain Relationships and Related Transactions

There has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any current director, executive officer, holder of more than 5% of our common stock or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest other than compensation arrangements, described under the sections entitled “Executive Compensation” and “Director Compensation,” other than with respect to the indemnification agreements described below.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

Stockholder Proposals for 2022 Annual Meeting

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 24, 2021, to AcelRx’s Secretary at (i) prior to May 1, 2021, 351 Galveston Drive, Redwood City, CA 94063, or (ii) beginning on May 1, 2021, 25821 Industrial Boulevard, Suite 400, Hayward, CA 94545. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must provide specified information to AcelRx’s Secretary at 25821 Industrial Boulevard, Suite 400, Hayward, CA 94545 between February 17, 2022 and March 19, 2022, unless the date of our 2022 annual meeting of stockholders is before May 18, 2022 or after July 17, 2022, in which case such proposals shall be submitted no earlier than 120 days prior to the 2022 annual meeting of stockholders and no later than the later of (i) 90 days before the 2022 annual meeting of stockholders or (ii) ten days after notice of the date of the 2022 annual meeting of stockholders is publicly given. You are also advised to review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are AcelRx stockholders will be “householding” the Company’s proxy materials. A single set of Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Notice of Internet Availability of Proxy Materials, please notify your broker or AcelRx. Direct your written request to Secretary, AcelRx Pharmaceuticals, Inc. at (i) prior to May 1, 2021, 351 Galveston Drive, Redwood City, CA 94063, or (ii) beginning on May 1, 2021, 25821 Industrial Boulevard, Suite 400, Hayward, CA 94545, or call our principal office at (650) 216-3500. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Adrian Adams
Adrian Adams
Chairman

April 23, 2021

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2020 is available without charge upon written request to: Corporate Secretary, AcelRx Pharmaceuticals, Inc. at (i) prior to May 1, 2021, 351 Galveston Drive, Redwood City, CA 94063, or (ii) beginning on May 1, 2021, 25821 Industrial Boulevard, Suite 400, Hayward, CA 94545.

Appendix A

AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

AcelRx Pharmaceuticals, Inc.

Amended and Restated 2020 Equity Incentive Plan

Originally Adopted by the Board of Directors: April 16, 2020

Originally Approved by the Stockholders: June 16, 2020

Amendment and Restatement Approved by the Board of Directors: April 20, 2021

Amendment and Restatement Approved by the Stockholders: June __, 2021

A-1

i.

1.	General.

(a)    Successor to and Continuation of Prior Plan. The Plan is the successor to and continuation of the Prior Plan. As of the Effective Date, (i) no additional awards may be granted under the Prior Plan; (ii) any Returning Shares will become available for issuance pursuant to Awards granted under this Plan; and (iii) all outstanding awards granted under the Prior Plan will remain subject to the terms of the Prior Plan (except to the extent such outstanding awards result in Returning Shares that become available for issuance pursuant to Awards granted under this Plan). All Awards granted under this Plan will be subject to the terms of this Plan.

(b)    Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(c)    Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.

(d)    Adoption Date. The Plan will come into existence on the Adoption Date. No Award may be granted under the Plan prior to the Adoption Date. Any Award granted prior to the Effective Date is contingent upon timely receipt of stockholder approval to the extent required under applicable tax, securities and regulatory rules, and satisfaction of any other compliance requirements.

2.	Shares Subject to the Plan.

Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 9,800,000 shares plus the applicable number of any Returning Shares. The share reserve will be increased by the number of Returning Shares, if any, as such shares become available from time to time, for an additional number of shares not to exceed 14,892,170 shares.

(a)    Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 14,300,000 shares.

(b)    Share Reserve Operation.

(i)    Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

1.

(ii)    Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued, or (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock).

(iii)    Reversion of Previously Issued Shares of Common Stock to Share Reserve. Shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares will be added back to the Share Reserve and again become available for issuance under the Plan.

(iv)    Shares Not Available For Subsequent Issuance. Any shares that (i) are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award, (ii) are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award, or (iii) are repurchased by the Company on the open market with the proceeds of the exercise or purchase price of an Award, or (iv) are from a Stock Appreciation Right that is settled in shares, will not again become available for issuance under the Plan.

3.	Eligibility and Limitations.

(a)    Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.

(b)    Specific Award Limitations.

(i)    Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

(ii)    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

2.

(iii)    Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

(iv)    Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.

(c)    Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).

(d)    Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any period commencing on the date of the Company’s Annual Meeting of Stockholders for a particular year and ending on the day immediately prior to the date of the Company’s Annual Meeting of Stockholders for the next subsequent year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $500,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such annual period, $750,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

4.	Options and Stock Appreciation Rights.

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a)    Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

3.

(b)    Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c)    Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

(i)    by cash or check, bank draft or money order payable to the Company;

(ii)    pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(iii)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv)    if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

(v)    in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

4.

(d)    Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.

(e)    Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(i)    Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(ii)    Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

(f)    Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.

(g)    Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

5.

(h)    Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

(i)      three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(ii)     12 months following the date of such termination if such termination is due to the Participant’s Disability;

(iii)    18 months following the date of such termination if such termination is due to the Participant’s death; or

(iv)    18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

(i)    Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

6.

(j)    Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

(k)    Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

5.	Awards Other Than Options and Stock Appreciation Rights.

(a)    Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(i)    Form of Award.

(1)    RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.

(2)    RSUs: A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

7.

(ii)    Consideration.

(1)    RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration (including future services) as the Board may determine and permissible under Applicable Law.

(2)    RSU: Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(iii)    Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

(iv)    Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

(v)    Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement); provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date such shares are forfeited to or repurchased by the Company due to a failure to vest.

8.

(vi)    Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.

(b)    Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.

(c)    Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

6.	Adjustments upon Changes in Common Stock; Other Corporate Events.

(a)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 2(a), (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(a), and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an equivalent benefit for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

(b)    Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

9.

(c)    Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.

(i)    Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

(ii)    Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction..

10.

(iii)    Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv)    Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.

(d)    Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e)    No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(f)    Parachute Payments.

(i)    Unless otherwise provided in an agreement between a Participant and the Company, if any payment or benefit the Participant would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: reduction of cash payments; cancellation of accelerated vesting of Awards other than Options; cancellation of accelerated vesting of Options; and reduction of employee benefits. In the event that acceleration of vesting of an Award is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Participant’s applicable type of Awards (i.e., earliest granted Award cancelled last).

11.

(ii)    The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Participant and the Company within fifteen (15) calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Participant or the Company) or such other time as requested by the Participant or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Participant and the Company with an opinion that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Participant and the Company.

7.	Administration.

(a)    Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.

(b)    Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine from time to time (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; and (6) the Fair Market Value applicable to an Award.

(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

12.

(iii)    To settle all controversies regarding the Plan and Awards granted under it.

(iv)    To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(v)    To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.

(vi)    To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii)    To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii)    To submit any amendment to the Plan for stockholder approval.

(ix)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(x)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi)    To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).

13.

(c)    Delegation to Committee.

(i)    General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)    Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d)    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e)    Cancellation and Re-Grant of Awards. Neither the Board nor any Committee will have the authority to: (i) reduce the exercise price or strike price of any outstanding Options or SARs under the Plan, or (ii) cancel any outstanding Options or SARs that have an exercise price or strike price greater than the current Fair Market Value in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve months prior to such an event.

(f)     Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

14.

(g)    Minimum Vesting Requirements. No Award may vest (or, if applicable, be exercisable) until at least 12 months following the date of grant of such Award; provided, however, that up to 5% of the Share Reserve (as defined in Section 2(a)) may be subject to Awards that do not meet such vesting (and, if applicable, exercisability) requirements.

8.	Tax Withholding

(a)    Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

(b)    Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, or (vi) by such other method as may be set forth in the Award Agreement.

(c)    No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not to make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.

15.

(d)    Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

9.	Miscellaneous.

(a)    Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

(b)    Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(c)    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(d)    Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

16.

(e)    No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(f)    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(g)    Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

(h)    Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

17.

(i)    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(j)    Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

(k)    Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

(l)    Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

(m)    Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals by will be made in accordance with the requirements of Section 409A.

(n)    Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

18.

(o)    Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.

10.	Covenants of the Company.

(a)    Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

11.	Additional Rules for Awards Subject to Section 409A.

(a)    Application. Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.

(b)    Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.

(i)    If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.

19.

(ii)    If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iii)    If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

(c)    Treatment of Non-Exempt Awards Upon a Corporate Transaction for Employees and Consultants. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Corporate Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.

(i)    Vested Non-Exempt Awards. The following provisions shall apply to any Vested Non-Exempt Award in connection with a Corporate Transaction:

(1)    If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.

20.

(2)    If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Corporate Transaction.

(ii)    Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.

(1)    In the event of a Corporate Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Corporate Transaction.

(2)    If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Corporate Transaction, then such Award shall automatically terminate and be forfeited upon the Corporate Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Corporate Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Corporate Transaction.

(3)    The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Corporate Transaction, and regardless of whether or not such Corporate Transaction is also a Section 409A Change in Control.

(d)    Treatment of Non-Exempt Awards Upon a Corporate Transaction for Non-Employee Directors. The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Corporate Transaction.

21.

(i)    If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.

(ii)    If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Corporate Transaction.

(e)    If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:

(i)    Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.

(ii)    The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).

(iii)    To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Corporate Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Corporate Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

22.

(iv)    The provisions in this subsection (e) for delivery of the shares in respect of the settlement of a RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.

12.	Severability.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

13.	Termination of the Plan.

The Board may suspend or terminate the Plan at any time.

No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the Effective Date

No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

23.

14.	Definitions.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a)    “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.

(b)    “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.

(c)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(d)    “Applicable Law” means any applicable securities, federal, state, foreign, local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).

(e)    “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, a Performance Award or any Other Award).

(f)    “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.

(g)    “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.

(h)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

24.

(i)    “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by the code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of the Company or an Affiliate; (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a the Company or an Affiliate (including, without limitation, the Participant’s improper use or disclosure of confidential or proprietary information of the Company or an Affiliate); (iv) any intentional act by the Participant which has a material detrimental effect on the reputation or business of the Company or an Affiliate; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company or an Affiliate, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company or an Affiliate, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are Officers of the Company and by the Company’s chief executive officer with respect to Participants who are not Officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(j)    “Change in Control” or “Change of Control” means the occurrence, on or after the Effective Date, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, such event must also constitute a Section 409A Change in Control:

(i)      any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

25.

(ii)     there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)    the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)    individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

26.

(k)    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(l)    “Committee” means the Compensation Committee and any other committee of Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

(m)    “Common Stock” means the common stock of the Company.

(n)    “Company” means AcelRx Pharmaceuticals, Inc., a Delaware corporation.

(o)    “Compensation Committee” means the Compensation Committee of the Board.

(p)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(q)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of the Company or an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

27.

(r)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)      a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;

(ii)     a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(s)    “Director” means a member of the Board.

(t)    “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

(u)    “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(v)    “Effective Date” means the date of the annual meeting of stockholders of the Company held in 2020 provided this Plan is approved by the Company’s stockholders at such meeting.

(w)    “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(x)    “Employer” means the Company or the Affiliate of the Company that employs the Participant.

(y)    “Entity” means a corporation, partnership, limited liability company or other entity.

(z)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

28.

(aa)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(bb)    “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i)      If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)     If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)    In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(cc)    “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(dd)    “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

29.

(ee)    “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(ff)    “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(gg)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(hh)    “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company, (ii) the terms of any Non-Exempt Severance Agreement.

(ii)    “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.

(jj)    “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.

(kk)    “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

30.

(ll)        “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(mm)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(nn)    “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option grant and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.

(oo)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(pp)    “Other Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 5(c).

(qq)    “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. The Other Award Agreement includes the Grant Notice for the Other Award grant and the agreement containing the written summary of the general terms and conditions applicable to the Other Award and which is provided to a Participant along with the Grant Notice. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(rr)    “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ss)    “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(tt)    “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock

31.

(uu)    “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) product order and re-order rates; (xxxiv) number of formulary approval of products; (xxxv) cash balance; and (xxxvi) such other measures of performance selected by the Board.

(vv)     “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.

32.

(ww)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(xx)     “Plan” means this AcelRx Pharmaceuticals, Inc. Amended and Restated 2020 Equity Incentive Plan.

(yy)     “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.

(zz)     “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).

(aaa)    “Prior Plan’s Available Reserve” means the number of shares available for the grant of new awards under the Prior Plan as of immediately prior to the Effective Date.

(bbb)    “Prior Plan” means the AcelRx Pharmaceuticals, Inc. 2011 Equity Incentive Plan and the AcelRx Pharmaceuticals, Inc. 2006 Stock Plan.

(ccc)    “Prospectus” means the document containing the Plan information specified in Section 10(a) of the Securities Act.

(ddd)    “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(eee)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(fff)     “Returning Shares” means shares subject to outstanding stock awards granted under the Prior Plan and that following the Effective Date: (A)  are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B)  are not issued because such stock award or any portion thereof is settled in cash; or (C)  are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.

(ggg)    “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

33.

(hhh)    “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award grant. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(iii)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(jjj)    “Rule 405” means Rule 405 promulgated under the Securities Act.

(kkk)  “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(lll)    “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(mmm)    “Securities Act” means the Securities Act of 1933, as amended and the regulations and other guidance promulgated thereunder.

(nnn)    “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).

(ooo)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

(ppp)    “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.

(qqq)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(rrr)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

34.

(sss)    “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

(ttt)    “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Corporate Transaction.

(uuu)  “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Corporate Transaction.

35.

ACELRX PHARMACEUTICALS, INC.
25821 INDUSTRIAL BOULEVARD, SUITE 400
HAYWARD, CA 94545

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 16, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ACRX21**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 16, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D47892-P51561 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACELRX PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐	______________________

Nominees:

01) Adrian Adams
02) Richard Afable, M.D.
03) Mark G. Edwards

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D47893-P51561

ACELRX PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 17, 2021 10:00 AM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Vincent J. Angotti and Raffi Asadorian, or either of them, as proxies each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ACELRX PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on June 17, 2021, via the virtual meeting at www.virtualshareholdermeeting.com/ACRX21, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side